SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 -------------
                                 SCHEDULE 14A
                                (Rule 14a-101)
                           SCHEDULE 14A INFORMATION
                                 -------------

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant      /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement        / /  Confidential, For Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
/x/   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material Pursuant to Rule
      14a-11(c) or Rule 14a-12


                      BURGER KING LIMITED PARTNERSHIP III
               (Name of Registrant as Specified in its Charter)

                   BK III RESTAURANTS INC., GENERAL PARTNER
              (Name of Person(s) Filing Proxy Statement, if other
                             than the Registrant)

Payment of Filing Fee:

/ /   No fee required.

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applied:


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(c)(2):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

/x/  Fee paid previously with preliminary materials:

/x/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

     1)   Amount Previously Paid:     $3,000

     2)   Form, Schedule or Registration Statement No.:     14A

     3)   Filing Party:     Burger King Limited Partnership III

     4)   Date Filed:     August 29, 1997

                      BURGER KING LIMITED PARTNERSHIP III
                         Three World Financial Center
                                  29th Floor
                        New York, New York  10285-2900


                                                             November 12, 1997

Dear Limited Partner:

          As discussed in the 1996 annual report of Burger King Limited Partnership III (the "Partnership"), BK III Restaurants Inc., the general partner of the Partnership (the "General Partner"), has been aggressively marketing the Partnership's remaining twenty-two restaurants (the "Properties") to a number of prospective buyers interested in a bulk purchase of all or some of the Properties. In anticipation of reaching an agreement with a prospective buyer, we are distributing the enclosed proxy statement (the "Proxy Statement") to describe certain of the terms that any sale or sales negotiated by the General Partner (the "Proposed Sale") would satisfy and your rights relating to the Proposed Sale.

          Any Proposed Sale of all the Properties will have a purchase price of at least $15,000,000 before deducting all closing expenses, brokerage commissions, legal fees and certain adjustments, the sum of which is estimated to be approximately four percent of the sale price (the "Minimum Price"). Although the General Partner will endeavor to sell all of the Properties as part of a single sale, if the General Partner believes it is in the best interests of the Limited Partners, the Properties may be sold individually or in any combination provided that the aggregate purchase price for the Properties included in the transaction equals or exceeds the aggregate Minimum Price for such Properties specified in the Proxy Statement.

          The General Partner intends to distribute to the limited partners of the Partnership (the "Limited Partners") the net proceeds from the Proposed Sale, which the General Partner estimates will be at least $14,351,941, or $956.80 per limited partnership unit if all the Properties are sold for the Minimum Price, after deducting the expenses of the Proposed Sale and the payment of all debts, liabilities and obligations of the Partnership and other expenses of dissolution and liquidation of the Partnership. When added to the $1,603.01 per original $1,000 unit already distributed up to and including the third quarter 1997 distributions from operations, total distributions since inception of the Partnership will be approximately $2,559.81 per limited partnership unit. The General Partner then plans to distribute the remaining cash flow from the operations of the Properties and ultimately liquidate the Partnership. Additional funds from operations available for distribution to the Limited Partners from the liquidation of the Partnership are expected to be approximately $120,260, or $8.02 per limited partnership unit. If the Properties are sold in more than one transaction, the General Partner currently intends to distribute the net proceeds of each sale in accordance with Agreement of Limited Partnership and will continue to operate the remaining Properties until all the Properties are sold.

          Limited Partners will not benefit from future appreciation, if any, in the value of the Properties if the Properties are sold at this time. For more information concerning the Proposed Sale, please review the Proxy Statement.

          Limited Partners have the right to disapprove of a sale of all or substantially all of the assets of the Partnership in a single sale. Although not required to do so, the General Partner has determined to call a meeting for the purpose of facilitating consideration of the terms of the Proposed Sale. In that regard, the Limited Partners should carefully review the financial and other information contained in the Proxy Statement.

          The General Partner believes the Proposed Sale is in the best interests of the Limited Partners. Limited Partners in favor of a Proposed Sale of the Properties are not required to execute and return the enclosed proxy. Only Limited Partners that desire to disapprove a Proposed Sale need execute and return the enclosed proxy.

          If Limited Partners holding a majority in interest of the outstanding limited partnership units do not disapprove the Proposed Sale, the General Partner will pursue negotiations for a final sale of the Properties on terms at least as favorable as those described in the Proxy Statement.

                                        Very truly yours,

                                        BK III Restaurants Inc.,
                                           as General Partner of Burger King
                                           Limited Partnership III



                                        Kenneth F. Boyle
                                        President

                      BURGER KING LIMITED PARTNERSHIP III
                           3 World Financial Center
                                  29th Floor
                        New York, New York  10285-2900
                                (800) 223-3464
                             ____________________

           THIS PROXY IS SOLICITED ON BEHALF OF THE GENERAL PARTNER
                             ____________________

The undersigned hereby appoints Kenneth F. Boyle and Timothy E. Needham, and each of them, with full power of substitution, as attorneys, agents and proxies to vote on behalf of the undersigned at the special meeting of the limited partners (the "Limited Partners") of Burger King Limited Partnership III (the "Partnership") called by BK III Restaurants Inc. (the "General Partner"), the general partner of the Partnership, to be held at 3 World Financial Center, New York, New York on December 15, 1997 at 10 a.m., or any adjournment thereof, for the following purposes:

1. To consider the sale of the remaining restaurants owned by the Partnership and the assignment of all of the Partnership's rights in the remaining restaurants subject to ground leases on the terms described in the Proxy Statement.

       THE GENERAL PARTNER RECOMMENDS THE PROPOSED SALE AND ASSIGNMENT.

        APPROVE   / /                               DISAPPROVE   / /

2.   Any other business that may properly come before the meeting.

This proxy (the "Proxy"), when properly executed and duly returned, will be voted in the manner directed herein by the undersigned Limited Partner. If no direction is made on this Proxy, this Proxy will NOT be voted to DISAPPROVE the sale and assignment.

                                        Dated _____ __, 1997


                                        ________________________________
                                        Signature
                                        Name:
                                        Title:

                                        ________________________________
                                        Signature (if held jointly)

                                        PLEASE SIGN EXACTLY AS YOUR NAME
                                        APPEARS ON THE LABEL AFFIXED TO THIS
                                        PROXY.  WHEN UNITS ARE HELD BY JOINT
                                        TENANTS, WHEN SIGNING AS AN
                                        ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                        TRUSTEE OR GUARDIAN, PLEASE GIVE
                                        FULL TITLE OF SUCH.  IF A CORPORATION,
                                        PLEASE SIGN NAME BY AUTHORIZED
                                        OFFICER.  IF A PARTNERSHIP, PLEASE
                                        SIGN IN PARTNERSHIP NAME BY
                                        AUTHORIZED PERSON.

Any Limited Partner desiring to return this proxy should deliver it to:

               Burger King Limited Partnership III
               c/o Service Data Corporation
               2424 South 130th Circle
               Omaha, Nebraska  68144
               Attn:  Proxy Department

If you have any questions, please call Service Data Corporation at (800) 223-
3464.

                                 INSTRUCTIONS


          1. Signatures of Registered Holders. In order to be valid, each proxy must be signed by the registered Limited Partner or Limited Partners. The signature must correspond exactly with the name(s) as written on the label affixed to the proxy representing the Units without alteration. If Units are owned of record by two or more joint owners, all such owners must sign a single proxy in respect of such Units. If Units are registered in different names, it will be necessary to complete, sign and submit as many separate proxies as there are different registrations.

          If a proxy is to be signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary capacity, such person should so indicate when signing, and proper evidence satisfactory to the General Partner of such person's authority so to act must be submitted along with the proxy.

          2. Delivery. Delivery of a proxy to an address other than the address set forth on the proxy does not constitute a valid delivery. Only proxies received at such address on or prior to the meeting date will be valid. The method of delivery of a proxy is at the option and risk of the tendering Unitholder. If delivery is by mail, registered mail with return receipt requested is recommended. In all cases, sufficient time should be allowed to insure timely delivery.

          3. Requests for Assistance or Additional Copies. Requests for assistance or additional copies of the Proxy Statement or the proxy may be directed to the Investor Services Department of Service Data Corporation at:
(800) 223-3464 or to the following address:

          Service Data Corporation
          Investor Services Department
          2424 South 130th Circle
          Omaha, Nebraska  68144

                      BURGER KING LIMITED PARTNERSHIP III

                 NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS
                        TO BE HELD ON DECEMBER 15, 1997

NOTICE IS HEREBY GIVEN, that a special meeting of the limited partners (the "Limited Partners") of Burger King Limited Partnership III (the
"Partnership"), called by BK III Restaurants Inc., the general partner of the Partnership (the "General Partner"), will be held at 3 World Financial Center, New York, New York, on December 15, 1997, at 10 a.m. for the following purposes:

1. To consider the sale of the remaining restaurants owned by the Partnership and the assignment of all of the Partnership's rights in the remaining restaurants subject to ground leases on the terms described in the Proxy Statement.

2. To transact such other business as may properly come before the special meeting.


          The General Partner has fixed the close of business on November 6, 1997 as the record date for determination of the Limited Partners entitled to notice of and to vote at the special meeting.

                                          Very truly yours,

                                          BK III Restaurants Inc.,
                                            as General Partner of Burger King
                                            Limited Partnership III



                                          Kenneth F. Boyle
                                          President


New York, New York
November 12, 1997

                      BURGER KING LIMITED PARTNERSHIP III
                           3 World Financial Center
                                  29th Floor
                        New York, New York  10285-2900
                                (800) 223-3464
                             ____________________

                                PROXY STATEMENT
                             ____________________


          This proxy statement (the "Proxy Statement") is being furnished to holders of limited partnership interests (the "Units") in Burger King Limited Partnership III, a New York limited partnership (the "Partnership"), in connection with the special meeting of the limited partners (the "Limited Partners") of the Partnership. The special meeting will be held at 3 World Financial Center, New York, New York, on December 15, 1997, at 10 a.m., to consider certain terms pursuant to which the Partnership may agree to sell all sixteen of the Partnership's Burger King (Registered Trademark) restaurants owned in fee simple (the "Owned Properties") and to assign all of its rights in all six of the Partnership's Burger King restaurants subject to ground leases (the "Leased Properties") (the Owned Properties and the Leased Properties are collectively referred to herein as the "Properties" and such sale and assignment is collectively referred to herein as the "Proposed Sale") to one or more buyers (collectively referred to as a "Buyer").

          As of November 6, 1997, the Partnership had approximately 2,538 Limited Partners holding an aggregate of 15,000 Units. There is no established trading market for such Units. To the best of the knowledge of BK III Restaurants Inc., the general partner of the Partnership (the "General Partner"), no person or group of persons beneficially owns more than five percent of the Units. The General Partner does not own any Units.

          Only Limited Partners of record at the close of business on November 6, 1997 will be entitled to notice of, and to participate in, the special meeting. Proxies may be revoked in person at the special meeting or by written notice received by the Partnership at any time before they are voted. Unrevoked proxies in the form enclosed, properly executed and duly returned, will be voted in accordance with the instructions thereon and, unless specified to the contrary, will NOT be voted to DISAPPROVE the Proposed Sale. The Notice of Meeting, Proxy Statement and the proxy are being mailed to the Limited Partners on or about November 12, 1997. Officers and other employees or agents of the General Partner may solicit proxies by mail, by facsimile, by telephone or by personal interview.

                     INTRODUCTION AND GENERAL INFORMATION

          If the Proposed Sale is for all of the Properties, the consideration will be at least $15,000,000 in cash before deducting all closing expenses, brokerage commissions, legal fees and certain adjustments, the sum of which is estimated to be approximately four percent of the sale price (the "Minimum Price"). See "Description of the Proposed Sale -- Terms of the Proposed Sale." Although the General Partner will endeavor to sell all of the Properties as part of a single sale, if BK III Restaurants Inc., the general partner of the Partnership (the "General Partner"), believes it is in the best interests of the Limited Partners, the Properties may be sold individually or in any combination provided that the sales price for the

Properties included in the transaction equals or exceeds the aggregate Target Sales Price for such Properties stated on the chart appearing below at page
8. The General Partner believes that the Proposed Sale will be in the best interests of the Limited Partners.

          The Agreement of Limited Partnership, dated as of November 22, 1983 (the "Partnership Agreement"), gives the General Partner broad authority to sell the Partnership's assets at such price, rental or amount, and upon such terms, as the General Partner deems proper, and obligates the General Partner to use its best efforts to endeavor to sell all the Properties as soon after the tenth year following the final closing of the Partnership as economic circumstances warrant. The General Partner has entered into a nonbinding letter of intent for the sale of the Properties as described below under "Description of the Proposed Sale -- Terms of the Proposed Sale." There can be no assurance that the Proposed Sale to this particular Buyer will be consummated.

          Pursuant to Section 8.3 of the Partnership Agreement, the Limited Partners have the right to vote (assuming certain conditions described in the Partnership Agreement are met) only upon certain matters, and Limited Partners voting a majority in interest may, without the concurrence of the General Partner, cause, among other things, the disapproval of any sale of all or substantially all of the assets of the Partnership in a single sale.
A Proposed Sale of all of the Properties would constitute a sale of all or substantially all of the Partnership's assets. Accordingly, Limited Partners have the right to disapprove the Proposed Sale. A copy of the Partnership Agreement is attached hereto as Appendix A.

          The General Partner believes that a Proposed Sale is in the best interests of the Limited Partners, and, though not required to do so by the Partnership Agreement, it has determined to call a meeting pursuant to
Section 15.1 of the Partnership Agreement for the purpose of facilitating consideration of the terms of the Proposed Sale by the Limited Partners. In that regard, Limited Partners should carefully review the financial and other information contained in this Proxy Statement.

          Pursuant to the terms and conditions of the Partnership Agreement and under applicable state law, the approval of Limited Partners is not required to effect the Proposed Sale. Accordingly, Limited Partners in favor of the Proposed Sale of the Properties are not required to execute and return the enclosed proxy. Only Limited Partners that desire to disapprove a Proposed Sale need execute and return the enclosed proxy. Failure to return the enclosed proxy will effectively count as a vote in favor of the Proposed Sale.

          If Limited Partners representing a majority in interest of the outstanding Units do not disapprove the sale, the General Partner will pursue negotiations for a sale of all of the Properties on the most favorable terms that the General Partner is able to negotiate and otherwise for not less than the Minimum Price. See "Description of the Proposed Sale -- Terms of the Proposed Sale". If the Proposed Sale is consummated, Limited Partners will not have any rights of appraisal or similar rights under New York law. If Limited Partners representing a majority in interest of the outstanding Units vote to disapprove the Proposed Sale, the General Partner will continue to operate the Properties and distribute the cash flow from operations to the Limited Partners in accordance with the Partnership Agreement.

          As soon as practicable after the consummation of the Proposed Sale of all of the Properties, the Partnership will be dissolved and its business wound up in accordance with Article XI of the Partnership Agreement and the Partnership's funds will be distributed to the Limited Partners and the General Partner in the manner set forth in the Partnership Agreement. Upon completion of the distribution of the Partnership's funds and liquidation of the Partnership, the General Partner will execute and record a certificate of cancellation of the Partnership and any other documents required to effectuate the dissolution, liquidation and termination of the Partnership, and the legal existence of the Partnership will cease. See "Distributions upon Liquidation of the Partnership."

          In accordance with the Partnership Agreement, the Partnership has received an opinion of counsel to the effect that neither the grant nor the exercise of the Limited Partners' right to vote with respect to the Proposed Sale will result in the loss of any Limited Partner's limited liability or will adversely affect the classification of the Partnership as a partnership for federal income tax purposes.

THIS PROXY STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS. DISCUSSIONS CONTAINING SUCH FORWARD-LOOKING STATEMENTS MAY BE FOUND IN THE MATERIAL SET FORTH UNDER "DESCRIPTION OF THE PROPOSED SALE" AND "PRO FORMA UNAUDITED CONDENSED FINANCIAL DATA" AS WELL AS WITHIN THE PROXY STATEMENT GENERALLY.
IN ADDITION, WHEN USED IN THIS PROXY STATEMENT, THE WORDS "BELIEVES," "ANTICIPATES," "EXPECTS" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS; HOWEVER, NOT ALL FORWARD-LOOKING STATEMENTS WILL CONTAIN SUCH EXPRESSIONS. SUCH STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES. ACTUAL RESULTS OR EVENTS IN THE FUTURE COULD DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF THE INABILITY OF THE GENERAL PARTNER TO FIND A SUITABLE PURCHASER FOR THE PROPERTIES, THE INABILITY TO AGREE ON AN ACCEPTABLE PURCHASE PRICE OR CONTRACT TERMS, A DECREASE IN THE FINANCIAL PERFORMANCE OF THE PROPERTIES, BURGER KING RESTAURANTS GENERALLY OR THE QUICK-SERVICE FOOD INDUSTRY, THE DISCOVERY OF AN ENVIRONMENTAL CONDITION IMPACTING ONE OR MORE OF THE PROPERTIES, AN ECONOMIC DOWNTURN IN THE MARKETS IN WHICH THE PROPERTIES ARE LOCATED AND OTHER FACTORS SET FORTH IN THIS PROXY STATEMENT. THE PARTNERSHIP FURTHER CAUTIONS LIMITED PARTNERS THAT THE DISCUSSION OF THESE FACTORS MAY NOT BE EXHAUSTIVE. THE PARTNERSHIP UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT ANY FUTURE EVENTS OR CIRCUMSTANCES.

                       DESCRIPTION OF THE PROPOSED SALE

Background and Reasons for the Proposed Sale

          The Partnership was originally formed to acquire or lease sites and thereafter construct Burger King (Registered Trademark) restaurants for lease (the "Leases") on a long-term net basis to franchisees (the "Franchisees") of the Burger King Corporation ("Burger King Corporation"). The original objectives of the Partnership, as outlined in the Partnership's prospectus dated February 2, 1984 (the "Prospectus"), were to provide the Limited Partners, in order of priority, (i) regular and increasing cash distributions, a portion of which will be "tax sheltered" and (ii) realization of long-term appreciation in the value of the Properties, consistent in all cases with the preservation of the Limited Partners' capital. The Prospectus also contemplated the sale of the Properties as soon after the tenth year following the closing date as economic conditions warranted, consistent with the Partnership's investment objective of long-term appreciation, and the General Partner agreed, pursuant to the Partnership Agreement, to endeavor to sell the Properties in the manner contemplated in the Prospectus.

          The Partnership originally constructed 27 Properties. As of September 30, 1997, the Partnership had disposed of five Properties and the net proceeds of such sales have been distributed to the Limited Partners pursuant to the Partnership Agreement. The General Partner has been aggressively marketing the Partnership's remaining Properties, reviewing both bulk-sales possibilities and single-property sales to determine the most profitable and expeditious method of efficiently liquidating the Properties.


          The General Partner is currently seeking a Buyer which will agree to a transaction on terms at least as favorable to the Partnership as the terms described below and, in that connection, has retained Jones Lang Wootton USA, Inc. to advise the Partnership regarding the marketing and sale of the Properties. Jones Lang Wootton USA, Inc. is among the largest real estate advisors in the United States and was engaged in $1.3 billion of transactions in 1996.

          The Partnership has been successful in distributing to the Limited Partners, on a quarterly basis, cash flow generated from the Properties' operations. Since the inception of the Partnership up to and including third quarter 1997 distributions from operations, Limited Partners have received quarterly cash distributions of Net Cash Flow (as defined in the Partnership Agreement) from operations totaling approximately $1,426.44 per initial $1,000 Unit, combined with distributions of Net Property Disposition Proceeds (as defined in the Partnership Agreement) from the sales of the restaurants totaling approximately $176.57 per Unit, for a total aggregate cash distribution to the Limited Partners of approximately $1,603.01 per Unit. On a pro forma basis, assuming the Properties were sold to a Buyer for the Minimum Price as of September 30, 1997, the General Partner estimates that the net proceeds from the sale of all of the Properties available for distribution to the Limited Partners would equal or exceed $14,351,941, or $956.80 per Unit, after deducting expenses of the Proposed Sale. In addition, the Limited Partners will receive an additional amount equal to or exceeding $120,260, or $8.02 per Unit, as their final liquidating distribution of cash flow from operations after the payment of all debts, liabilities and obligations of the Partnership and the expenses of dissolution and liquidation and the establishment of any reserves for contingencies that the General Partner reasonably deems necessary. See "Unaudited Pro Forma Condensed Financial Data."

          The Partnership Agreement provides that the General Partner is entitled to receive a distribution of approximately $48,059 in connection with the Proposed Sale of all of the Properties at the Minimum Price of $15,000,000 (assuming the Proposed Sale had occurred on September 30, 1997). Pursuant to the Partnership Agreement, the General Partner is entitled to receive an amount equal to or exceeding approximately $48,059, or 1% of the net proceeds from the Proposed Sale until the Limited Partners have received from the Partnership aggregate distributions equal to such Limited Partner's original invested capital plus a cumulative annual compounded return of 12.5% per annum on his remaining invested capital, as adjusted from time to time ("Payout"), and 5.88% of the net proceeds from the Proposed Sale after each Limited Partner has achieved Payout, which in this case will not result in any additional payments to the General Partner. In addition, it is estimated that upon the liquidation of the Partnership, the General Partner will receive an additional amount equal to or exceeding $63,329 as the General Partner's final liquidating distribution of cash flow from operations.

Advantages to Limited Partners of the Proposed Sale

          The General Partner believes that the Proposed Sale will maximize the Partnership's realization of the appreciation in the value of the Properties. The Leases with the Franchisees at the Properties were originally for 20-year terms and, for the most part, currently have approximately 5-6 years remaining. The remaining terms of the Leases are one of the primary factors that a prospective buyer will evaluate in pricing the Properties. As the Leases approach maturity, prospective buyers are likely to attribute a greater discount to the value of the Properties and, therefore, if the Partnership continues to hold the Properties, the General Partner believes that the Properties' fair market value may decrease.

          The General Partner also believes that a Proposed Sale would be an attractive opportunity for the Partnership. The Partnership's ability to sell all or substantially all of the remaining Properties in a bulk sale should allow the Partnership to maximize the purchase price through competitive bids. The Minimum Price of $15,000,000 is $20,000 higher than the Properties' aggregate appraised value of $14,980,000 as of December 31, 1996. The purchase price for the Properties may be higher than the Minimum Price. In addition, any Buyer would have to indicate that it has sufficient funds available to finance the Proposed Sale.

Disadvantages to Limited Partners of the Proposed Sale

          While the General Partner believes that the Proposed Sale would be in the best interests of the Limited Partners, each Limited Partner should consider the following factors in evaluating the Proposed Sale. Upon the completion of the Proposed Sale of all of the Properties and pending the liquidation of the Partnership, Limited Partners will no longer receive distributions of cash flows from operations since the Partnership will no longer be operating the Properties. However, Limited Partners will receive a distribution of the net proceeds of the Proposed Sale, after deduction of certain expenses and fees as described above in "-- Background and Reasons for the Proposed Sale." Limited Partners will be subject to capital gains taxes to the extent the Purchase Price per Unit exceeds the Limited Partners' adjusted tax basis in each Unit. Finally, Limited Partners will not benefit from future appreciation, if any, in the value of the Properties if the Properties are sold at this time.

Terms of the Proposed Sale

          Properties and Consideration. All of the Properties are Burger King (Registered Trademark) restaurants located at the locations set forth in the following table. A Buyer will agree, subject to the terms and conditions of a purchase agreement to be negotiated between the Partnership and the Buyer, to acquire either (i) all the Properties set forth below for an aggregate purchase price equal to at least the Minimum Price of $15,000,000 or (ii) less than all of the Properties for a purchase price for the Properties being sold at least equal to the sum of the Target Sales Prices (as set forth below) for such Properties.

Restaurant Number                     Location                               Target Sales Price
4067                                  Sulphur Springs, TX                      $     915,600
4101                                  Largo, FL                                      817,500
4116                                  Mounds View, MN                                590,000
4163                                  Covina, CA                                     778,700
4182                                  Atlanta, GA                                    825,000
4213                                  Albuquerque, NM                                429,000
4217                                  Montgomery, AL                                 484,500
4268                                  Federal Heights, CO                            255,200
4320                                  Gallatin, TN                                   913,000
4328                                  Cleburne, TX                                   836,000
4348                                  Edison, NJ                                   1,075,000
4445                                  Chattanooga, TN                                630,000
4482                                  Brooklyn Park, MD                              140,000
4483                                  Shelbyville, TN                              1,064,200
4590                                  Gary, IN                                       913,000
4709                                  Memphis, TN <F1>                                50,000
4601                                  Wilson, NC                                     758,300
4693                                  Columbus, IN                                 1,370,400
4714                                  North Augusta, SC                              967,500
4767                                  Fayetteville, NC                               537,100
4808                                  San Bernadino, CA                              160,000
4839                                  Nashville, TN                                  490,000
                                                                                 -----------
                                         Total ("Minimum Price")                 $15,000,000

---------------
[FN]
<F1>     The Property located in Memphis, TN ceased operations on September 9,
         1994. Since that time, Burger King Corporation has continued to pay the minimum monthly rent of $89,532 to the Partnership in accordance with an indemnity agreement between Burger King Corporation and the Partnership.

            Properties--Operating Data. Of the twenty-two Properties, the Partnership owns sixteen of the Properties in fee simple and holds a leasehold interest in six of the Properties. None of the Properties are encumbered by mortgages. The land under each of the Leased Properties is owned in fee by a third party who leases the land to Burger King Corporation (the "Groundlease"). Burger King subleases the land under each of the Leased Properties to the Partnership (the "BK Leases"), which in turn sub-subleases each of the Leased Properties to individual franchisees (the "Operating Leases"). All of the Operating Leases are net leases and the franchisees pay to the Partnership an amount equal to the greater of (i) the minimum base rent specified in the Operating Leases (as described in the following table) or (ii) a percentage rent equal to 8.5% of the Property's annual gross sales. The minimum base rent is paid monthly while percentage rent is paid quarterly and adjusted on an annual basis. The Partnership has no plans for the renovation, improvement or development of any of the Properties. The franchisees are required to maintain insurance coverage for their respective restaurants as required by the Operating Leases. In the opinion of the General Partner, each of the Properties is adequately covered by insurance.

                                                           OPERATING LEASES                           GROUND LEASES
                                                    ________________________________      ________________________________________
                                                                                                                     1996 Ground
                                                                                                                     Rent paid to
Restaurant                                                             1996 Minimum        Lease Expiration          Burger King
  Number      Restaurant Location      Title       Lease Expiration      Base Rent               <F1>                 Corporation
----------    -------------------    ---------     ----------------   ---------------      ----------------         ---------------

4067          Sulphur Springs, TX        Fee         May 2004               $60,429
4101          Largo, FL                  Fee         July 2004               68,503
4116          Mounds View, MN            Fee         June 2004               63,908
4163          Covina, CA                 Fee         December 2004           87,200
4182          Atlanta, GA                Fee         September 2004          84,727
4213          Albuquerque, NM         Leasehold      October 2004            76,615         October 25, 1024             $35,781
4217          Montgomery, AL          Leasehold      September 2004          77,114         September 22, 2024            35,129
4268          Federal Heights, CO     Leasehold      December 2004           80,856         December 31, 2023             43,963
4320          Gallatin,  TN              Fee         December 2004           58,056
4328          Cleburne, TX               Fee         January 2005            66,887
4348          Edison, NJ                 Fee         May 2005                96,554
4445          Chattanooga, TN            Fee         April 2005              69,780
4482          Brooklyn Park, MD       Leasehold      June 2005               79,644         June 10, 2025                 35,236
4483          Shelbyville, TN            Fee         May 2005                70,008
4590          Gary, IN                   Fee         July 2005               88,002
4601          Wilson, NC                 Fee         August 2005             72,060
4709          Memphis, TN                                                       <F2>
4693          Columbus, IN               Fee         October 2005            78,625
4714          North Augusta, SC          Fee         October 2005            70,700
4767          Fayetteville, NC        Leasehold      November 2005          113,520         November 7, 2015              61,067
4808          San Bernadino, CA       Leasehold      December 2005           84,618         December 10, 2025             40,037
4839          Nashville, TN              Fee         December 2005           86,466

---------------
[FN]
<F1>     Assuming exercise of all available renewal options.

<F2>     The Property located in Memphis, TN ceased operations on September 9,
         1994. Since that time, Burger King Corporation has continued to pay the minimum monthly rent of $89,532 to the Partnership in accordance with an indemnity agreement between Burger King Corporation and the Partnership.

                 General Terms and Conditions. The General Partner will endeavor to sell the Properties in one or more Proposed Sales on the most favorable terms that the General Partner is able to negotiate but in any event will not accept a sale price for a bulk sale of all of the Properties which is less than the Minimum Price nor a sales price for a sale of less than all of the Properties which is less than the cumulative Target Sales Prices of those Properties.

                 Recent Developments. The Partnership has entered into a letter of intent with a potential Buyer for the sale of the Properties for a purchase price of $16,000,000, though the Partnership may elect to exclude the Property located in Memphis, Tennessee for a concomitant reduction in purchase price of $300,000. The letter of intent is not binding on either of the parties and any sale of the Properties to this potential Buyer is subject to, among other things, the potential Buyer's review and inspection of the Properties and the execution by the parties of a definitive contract of sale. Accordingly, there can be no assurance that the Properties will be sold to this potential Buyer or, if sold, that the actual purchase price will not be renegotiated, except that the price will not be less than the Minimum Price. If the Properties are not sold to this potential Buyer, the General Partner will continue to operate the Properties and pursue negotiations for a sale of the Properties on terms at least as favorable as those described in this Proxy Statement.

Federal Income Tax Consequences of the Proposed Sale

                 The following is a summary of the material Federal income tax consequences which may affect a Limited Partner resulting from the Proposed Sale and subsequent liquidation of the Partnership. It would be impractical to discuss all aspects of Federal, state and local income tax laws which may affect a Limited Partner's income tax consequences described herein and no attempt has been made to do so. This summary is not intended as a substitute for careful tax planning, particularly because the Federal income tax consequences of an investment in partnerships, such as the Partnership, are often dependent on a variety of factors, and the impact of such factors may vary from Limited Partner to Limited Partner according to its own particular tax situation. THEREFORE, EACH LIMITED PARTNER SHOULD SATISFY ITSELF AS TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS DESCRIBED HEREIN BY OBTAINING GUIDANCE FROM ITS OWN TAX ADVISOR.

                 The following summary is based on the Internal Revenue Code of 1986, as amended to date (the "Code"), the legislative history of the Code, existing and proposed regulations thereunder, judicial decisions and current administrative rulings and practices. No assurance can be given that legislative, judicial or administrative changes may not be forthcoming which would affect the accuracy of this summary. Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to the effective date of such changes (subject to the applicable statute of limitations). Capitalized terms not defined herein have the same meanings as in the Partnership Agreement.

                 The following discussion is primarily applicable to Limited Partners other than tax-exempt organizations (such as Limited Partners who are holding their Units in employee trusts, institutional retirement accounts and Keogh plans). Those tax-exempt Limited Partners should pay particular attention to the discussion under the heading "--Exempt Employee Trusts and Individual Retirement Accounts; Unrelated Business Taxable Income" below.

                 Limited Partners should be aware that the Internal Revenue Service (the "Service") may not agree with certain of the conclusions reached herein and that, if challenged by the Service, such conclusions might not be sustained by the courts. If the tax treatment accorded to one or more items is disallowed, Limited Partners may be assessed for additional taxes along with interest and penalties.

                 In addition, it should be noted that the Limited Partners may be subject to taxes other than Federal income taxes, such as state and local income or franchise taxes and estate or inheritance taxes which may be imposed by various jurisdictions. This discussion is limited to Federal income tax consequences only.

                 Taxation of Limited Partners in General. The Partnership is a partnership for Federal income tax purposes and therefore is not subject to Federal income tax; rather, each Limited Partner is required to take into account its distributive share of the Partnership's income, gains, losses, deductions, credits and tax preference items in computing such Limited Partner's Federal income tax liability for any taxable year of the Partnership ending within or with the taxable year of such Limited Partner, without regard to whether it has received or will receive any distribution from the Partnership. Such distributive share is required to be reported by the Partnership to each Limited Partner on the Schedule K-1; each Limited Partner is required to report consistently with such Schedule K-1 unless it discloses any inconsistent position to the Service when it files its Federal income tax return. A Limited Partner's distributive share of the Partnership's income or loss is determined in accordance with the allocations set forth in the Partnership Agreement. See "Allocation of Partnership Income and Losses," below.

                 Limited Partner's Gain or Loss Upon the Sale of the Properties. Each Limited Partner will be required to include in its income for Federal income tax purposes its allocable share of the gain or loss realized by the Partnership upon the disposition by the Partnership of the Properties pursuant to the Proposed Sale. Such gain or loss will be reportable by a Limited Partner whether or not the Partnership distributes the net proceeds from the sale of the Properties regardless of the amounts actually distributed to such Limited Partner. The character of the gain or loss realized upon the sale of the Properties by each Limited Partner will depend upon, among other things, whether or not the Partnership is considered a "dealer" in its Properties for Federal income tax purposes, as discussed below. The Partnership believes that it will not be considered a "dealer" in real estate, in which event any gain or loss realized from the sale of a Property held for more than one year will be treated as "Section 1231" gain (or loss), except that certain portions of such gain may be "recaptured" as ordinary income. See "--Depreciation Recapture" below. Each Limited Partner will then net its "Section 1231" gains and losses from all sources, including its allocable share of such gains and losses realized by the Partnership. Except as provided in the next sentence, to the extent that a Limited Partner has a net "Section 1231" gain for any taxable year "Section 1231" gains and "Section 1231" losses will be treated as long-term capital gains or losses, as the case may be. A net "Section 1231" gain will be treated as ordinary income to the extent that such gain does not exceed the amount of net "Section 1231" losses realized in the five preceding taxable years that did not result in a net "Section 1231" gain for a prior year being treated as ordinary income. To the extent that "Section 1231" gains do not exceed "Section 1231" losses, such gains and losses will be treated as ordinary gains and losses.

                 If the Partnership were considered a "dealer" in the Properties for Federal income tax purposes, the entire portion of the gain (or loss) allocable to any particular Limited Partner as a result of the Proposed Sale of the Properties would be treated as ordinary income (or loss). The Partnership has not been organized to engage in the business of buying and selling real property. The Partnership believes that it should not be characterized as a "dealer" in real property since the sale of the Properties in the liquidation of the Partnership is not in the "ordinary course" of the Partnership's business. The determination of this issue, however, depends on the facts and circumstances of the Partnership's operations, and the Service may disagree with the Partnership's position.

                 Depreciation Recapture. In general, a taxpayer must recapture as ordinary income any gain on the sale of personal property to the extent of the excess of (i) the lower of (x) the amount realized on the sale or (y) the "recomputed basis" of the property (which is generally equal to the adjusted basis of the property plus all adjustments to such basis on account of allowed or allowable depreciation deductions) over (ii) the adjusted basis of such property. In addition, a taxpayer must recapture as ordinary income any gain on the sale of real property (generally, buildings and their structural components) that is recovery property for purposes of the accelerated cost recovery system to the extent of depreciation deductions claimed unless a valid election was made to claim depreciation on a straight-line basis, and in any event to the extent that depreciation deductions claimed in respect of such real property were in excess of straight-line depreciation. The Partnership intends to allocate all of the proceeds from the sale of the Properties to the real property and, based on its election to depreciate the Properties on a straight-line basis, to take the position that the Limited Partners should not be required to recapture any of the depreciation claimed in respect of such real or personal property, such that all of the gain (or loss) realized on the sale of the Properties by the Partnership and allocated to the Limited Partners should be treated in the manner described above. Were the Service to challenge such position, and were such challenge successful, a portion of any gain on the sale of the Properties would be treated as ordinary income rather than as described above.

                 Allocation of Partnership Income and Losses. The income and gain resulting from the Proposed Sale will be allocated to each Limited Partner according to the terms of the Partnership Agreement. Pursuant to the Partnership Agreement, the gains from the disposition of the Properties would be allocated 99% to the Limited Partners and 1% to the General Partner until the amount so allocated to the Limited Partners increases such Limited Partners' capital accounts to an amount sufficient, if distributed, to provide each Limited Partner with a return of its original invested capital (generally $1,000 per Unit), plus a cumulative annual compounded return of 12.5% on the Limited Partner's remaining invested capital (generally the Limited Partner's original invested capital reduced by distributions subsequent to the acquisition of the Unit) (such amount, "Payout"). The gains then would be allocated to any Partner to the extent required to increase any Partner's negative capital account to zero and the balance would be allocated 94.12% to the Limited Partners and 5.88% to the General Partner. However, if at the time of the sale of the Properties, Payout has not yet occurred and the aggregate outstanding balance of the Limited Partners' capital accounts exceeds the amount necessary to cause Payout to occur, the gain from the sale of the Properties would be allocated to the General Partner in an amount equal to 6.25% of such excess, and the remaining gain would be allocated 94.12% to the Limited Partners and 5.88% to the General Partner. If Payout has occurred at the time of the sale of the Properties, gain from the sale of such Properties would be allocated first to the General Partner to the extent necessary to bring the General Partner's capital account balance equal to 5.88% of the outstanding aggregate capital balances of all the Partners, and the remaining gain would be allocated 94.12% to the Limited Partners and 5.88% to the General Partner. Any gain from the sale treated as ordinary income as a result of previous depreciation deductions would be allocated to the extent possible under the above rules to those Limited Partners who were allocated such depreciation deductions.

                 For the purpose of the allocations, all items of income, gain, loss, deduction and credit are allocated to each calendar month of the year, regardless of the Partnership's operations during the months of the year, and are apportioned on a monthly basis to the Limited Partner in the ratio in which the number of Units owned by each of them at the end of the month bears to the total number of Units owned by all of them as of that date.

                 Cash Distributions and Adjusted Basis. Cash distributions from the Partnership will be made to each Limited Partner in accordance with the Partnership Agreement. Pursuant to the Partnership Agreement, distributions of the net proceeds from the sale of the Properties would be made, after capital accounts have been adjusted to reflect the gain from such proceeds, subject to the rights of Burger King Corporation under the Property Management Agreement and the Master Agreement, and if Payout has not occurred at such time, (i) 99% to the Limited Partners and 1% to the General Partner to the extent necessary to cause Payout to occur or (ii) if at the time of the distribution the Limited Partners' capital accounts still are insufficient to cause Payout to occur, the distribution would be made 99% to the Limited Partners and 1% to the General Partner until the amount so distributed is sufficient to reduce the lesser of the General Partner's or the Limited Partners' aggregate capital accounts to zero, then to any Partner with a positive capital account balance in an amount sufficient to reduce such balance to zero and finally 99% to the Limited Partners and 1% to the General Partner in the amount necessary to cause Payout to occur. Once Payout occurs, and after adjusting all capital accounts to reflect distributions made as described above, any remaining proceeds would be distributed in proportion to and to the extent of any Partner's remaining capital account balance and finally 94.12% to the Limited Partner and 5.88% to the General Partner.

                 When the Partnership distributes the net proceeds from the sale of the Properties, a Limited Partner may incur Federal income tax in addition to the tax imposed on such Limited Partner's allocable share of the income or loss upon the sale of the Properties. Because the transactions contemplated by this Proxy Statement involve a sale of all the Partnership's remaining assets and the liquidation of the Partnership, any distribution in connection with such transactions will be taxable as a liquidating distribution. In general, a Limited Partner will recognize gain upon receipt of a liquidating cash distribution to the extent that the amount of cash received exceeds such Limited Partner's adjusted basis in the Partnership. Any gain which a Limited Partner recognizes from a liquidating distribution will be taxed as though such Limited Partner had sold or exchanged its Units and, therefore, generally will be taxed as capital gain. A Limited Partner may recognize loss on a liquidating distribution to the extent that such distribution consists of money and the amount of such money is less than the Limited Partner's pre-distribution adjusted basis in its Units.

                 A Limited Partner's adjusted basis in its Units will initially equal the amount of cash contributed to the Partnership by such Limited Partner for its Units or the amount paid by a Limited Partner upon a purchase of the Units. Subsequently, a Limited Partner's adjusted basis is increased by its distributive share of Partnership taxable income and gain (such as from the sale of the Properties) and decreased (but not below zero) by distributions from the Partnership and its distributive share of Partnership deductions and losses, if any. Although special rules apply to the computation of a limited partner's adjusted basis where (i) the partnership mortgages its properties or otherwise incurs indebtedness, (ii) the limited partner is personally liable for partnership debts in excess of its capital contributions or (iii) there is a shift in the allocation of partnership profits or losses for the benefit of the limited partners, such rules generally do not impact the Limited Partners of the Partnership.

                 Exempt Employee Trusts and Individual Retirement Accounts. Tax-exempt organizations, including trusts which hold assets of employee benefit plans, although not generally subject to Federal income tax, are subject to tax on certain income derived from a trade or business carried on by the organization which is unrelated to its exempt activities. However, such unrelated business taxable income does not in general include income from real property, gain from the sale of property other than inventory, interest, dividends and certain other types of passive investment income that is derived from "debt-financed properties" as defined in Section 514 of the Code. Further, if, as the Partnership believes, the Properties are not characterized as "inventory", and are not held primarily for sale to customers in the ordinary course of the Partnership's business, the income from the sale of the Properties should not constitute unrelated business taxable income. Finally, the Partnership's temporary investment of funds in interest-bearing instruments and deposits also should not give rise to unrelated business taxable income.

                 Foreign Investors. Foreign corporations, foreign partnerships, foreign trusts, foreign estates and nonresident aliens (collectively "Foreign Persons") who engage in a trade or business in the United States are taxable as domestic persons with respect to income which is effectively connected with the conduct of such trade or business. Limited Partners who are Foreign Persons are deemed to be engaged in a trade or business in the United States as a result of the Partnership's purchase and leasing of the Properties. As a result, rental income from such Properties, the gain or loss from the sale of the Properties, and any interest or dividend income on funds temporarily invested in short-term obligations (as well as gain or loss from the sale of such obligations) will be taxed according to the general rules applicable to domestic entities to the extent that such income and gains are effectively connected with the conduct of the Partnership's business. In the absence of an applicable tax treaty between the United States and a Foreign Person's resident country, the Partnership is required to withhold Federal income tax on amounts actually distributed that are (or are treated as being) effectively connected with the Partnership's trade or business allocable to a Foreign Person, and the Partnership intends to withhold such Federal income tax at the highest rate applicable to individuals or corporations, as the case may be (currently 39.6% and 35%, respectively). The amount of any withholding tax payments will be offset by the Partnership against distributions payable to such Foreign Person. It should be noted that this section does not purport to discuss all of the Federal, state or local tax consequences or considerations that may be applicable to Foreign Persons owning Interests. In particular, foreign corporations owning Units may be subject to the branch profits tax. All Foreign Persons owning Units are strongly encouraged to consult their own tax advisors with respect to their own situations and the effects of the transactions contemplated by this Proxy Statement.

                 State and Local Taxes. The Partnership may operate in states and localities which impose a tax on the Partnership's assets or income or on each Limited Partner's share of any income, and certain states require the Partnership to withhold a portion of earnings or distributions, or both, to non-resident Limited Partners in respect of such taxes. A Limited Partner's distributive share of the taxable income or loss of the Partnership may be required to be included in determining its reportable income for state or local tax purposes in the state in which the Limited Partner resides. In addition, any other states in which the Partnership owns properties may require non-resident Limited Partners to file state income tax returns and may impose a tax determined with reference to a Limited Partner's proportionate share of Partnership income derived from such state. On the other hand, tax losses, if any attributable to the Partnership's ownership of property in a particular state may be available to offset income from other sources derived within that state. To the extent that a non-resident Limited Partner pays tax to a state by virtue of Partnership operations within that state, it may be entitled to a deduction or credit against tax owed to its state of residence with respect to the same income. With respect to corporate Limited Partners, potential taxation of the same income by more than one state may be mitigated by allocation and apportionment rules. In addition, payment of state and local income taxes will constitute a deduction for Federal income tax purposes, assuming (in the case of an individual) that the Limited Partner itemizes deductions.

                 THE FOREGOING ANALYSIS CANNOT BE, AND IS NOT INTENDED AS, A SUBSTITUTE FOR CAREFUL TAX PLANNING. LIMITED PARTNERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR OWN TAX SITUATIONS AND THE EFFECTS OF THIS TRANSACTION AS TO FEDERAL, STATE AND LOCAL TAXES INCLUDING, BUT NOT LIMITED TO, INCOME, ESTATE AND INHERITANCE TAXES.

Accounting Treatment of the Proposed Sale

                 The Proposed Sale is expected to result in a gain by the Partnership for financial reporting purposes.

               DISTRIBUTIONS UPON LIQUIDATION OF THE PARTNERSHIP

                 If the Proposed Sale of all of the Properties is consummated, the Partnership will subsequently be dissolved and its business wound up in accordance with Article XI of the Partnership Agreement. The Partnership's funds will be distributed to the Limited Partners and the General Partner in the manner set forth in the Partnership Agreement. Upon completion of the distribution of the Partnership's funds and the liquidation of the Partnership, the General Partner will execute and record a certificate of cancellation of the Partnership and any other documents required to effectuate the dissolution, liquidation and termination of the Partnership, and the legal existence of the Partnership will cease. Subsequent to the consummation of a Proposed Sale, the General Partner will distribute the net proceeds from the Proposed Sale other than an amount which the General Partner expects to retain to cover the expenses of liquidating the Partnership and amounts required to establish reserves for contingencies that the General Partner reasonably deems necessary. Any remaining proceeds not applied to pay such expenses of liquidating the Partnership will be distributed to the Limited Partners upon final liquidation of the Partnership.

                 Assuming the Proposed Sale of all of the Properties was consummated on September 30, 1997 at the Minimum Price, the General Partner estimates that the Limited Partners would have received a distribution of approximately $2,567.83 per Unit, approximately $1,434.46 of which would have constituted Net Cash Flow from operations and approximately $1,133.37 of which would have constituted Net Property Disposition Proceeds. If a Proposed Sale is consummated for a purchase price in excess of the Minimum Price, distributions to Limited Partners and the General Partner will be higher. See "Unaudited Pro Forma Condensed Financial Data."

                 PRO FORMA UNAUDITED CONDENSED FINANCIAL DATA

                 The following Unaudited Pro Forma Condensed Balance Sheet as of September 30, 1997 and the Unaudited Pro Forma Statement of Changes in Net Assets Available for Liquidation as of the same date are presented as if the Partnership's remaining sixteen owned properties and six leased properties are sold at the Minimum Price of $15,000,000 and the partnership liquidated on September 30, 1997. This unaudited pro forma condensed financial data should be read in conjunction with the unaudited financial statements for the quarter ended September 30, 1997 included elsewhere in this Proxy Statement.

                                      BURGER KING LIMITED PARTNERSHIP III
                                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                            September 30, 1997

                                                                                                                Pro Forma
                                              Historical                                                     Balance Sheet
                                           Balance Sheet            Pro Forma             Pro Forma                at
                                          at September 30,        Proposed Sale          Liquidation         September 30,
                                              1997 <F1>            Adjustments         Adjustments <F4>           1997
                                        ------------------      ---------------       ----------------      --------------

Assets
Real estate held for sale                    $4,876,584             $(4,876,584)<F2>       $       --          $       --
Cash                                            525,765              14,400,000)<F2>          (399,176)         14,526,589
Due from affiliates                              14,239                       --               (14,239)                 --
Other assets                                      3,153                       --                (3,153)                 --
Rent receivable                                  61,440                       --               (61,440)                 --
                                              ---------              ------------            ---------          ----------
  Total Assets                                5,481,181               9,523,416               (478,008)         14,526,589
                                              =========              ============            =========          ==========

Liabilities and Partners' Capital
Liabilities:
    Accounts payable and accrued expenses        69,890                       --               (69,890)                 --
    Distributions payable                       408,118                       --              (408,118)                 --
                                             ----------              ------------           ----------         -----------
         Total Liabilities                      478,008                       --              (478,008)                 --
                                             ==========              ============           ==========         ===========
Partners' Capital (Deficit):
    General Partner                            (29,120)                  83,508<F3>              --                 54,388
    Limited Partners (15,000
       units outstanding)                    5,032,293                9,439,908<F3>              --             14,472,201
                                             ----------              -----------           ----------          -----------
        Total Partners' Capital              5,003,173                9,523,416                   --            14,526,589
                                             ----------              ------------          -----------         -----------
        Total Liabilities and Partners'
              Capital                       $5,481,181              $ 9,523,416            $      --           $14,526,589
                                             ==========             =============           ==========          ==========


                    UNAUDITED PRO FORMA STATEMENT OF CHANGES IN NET ASSETS
                                AVAILABLE FOR LIQUIDATION
                                   September 30, 1997

                                                                      General                  Limited           Per
                                               Total                  Partner                  Partners        LP Unit
                                           ---------------          ----------------         --------------   -----------
Gross Sales Price                          $15,000,000 <F2>
Less Estimated Sales Costs                    (600,000)<F2>
                                           ----------------         ----------------         --------------     ---------
Allocation of Net Property Disposition
    Proceeds                                14,400,000 <F5>            $48,059               $14,351,941         $956.80

Cash Available at September 30, 1997           525,765 <F1>
Liquidation of Balance Sheet Accounts         (399,176)<F4>
                                           ----------------          ---------------        --------------     ----------
Allocation of Cash Available from
    Operations                                 126,589<F6>               6,329                  120,260            8.02
                                          -----------------          ---------------        --------------     ----------
Total Distributions                        $14,526,589                 $54,388              $14,472,201         $964.82
                                          =================         ================        ==============     ==========



See accompanying Notes to Unaudited Pro Forma Condensed Financial Data.

Notes to Unaudited Pro Forma Condensed Financial Data

[FN]
<F1>     The pro forma balances were prepared by taking historical balances reflected in the Partnership's September 30, 1997 Form 10-Q and adjusting for the Proposed Sale, estimates for selling costs and liquidation of the Partnership, each as described in this Proxy Statement.

<F2>     The proceeds from the Proposed Sale are assumed to be $14,400,000
         (the Minimum Price of $15,000,000 less maximum estimated selling costs of $600,000).

<F3>     The adjustments to Partners' capital in the aggregate amount of
         $9,523,416 are made to reflect a gain from the Proposed Sale as if it occurred on September 30, 1997.

<F4>     Receipt of rents receivable and other assets and payment of accounts payable and accrued expenses and other liabilities prior to the liquidation of the Partnership.

<F5>     The Limited Partners' Remaining Invested Capital at September 30,
         1997 is $19,492,950, or $1,299.53 per Unit. The Partnership will not reach Payout, which is defined in the Partnership Agreement as the point in time at which each Limited Partner has received from the Partnership aggregate distributions equal to such Limited Partner's Original Invested Capital plus a cumulative annual compounded return of 12.5% per annum on its Remaining Invested Capital, as adjusted from time to time. Under the Partnership Agreement, if "Net Property Disposition Proceeds," as defined in the Partnership Agreement, are insufficient to cause Payout to occur, the distribution of Net Property Disposition Proceeds is made 99% to the Limited Partners and 1% to the General Partner until the amount so distributed is sufficient to reduce the lesser of the General Partner's or the Limited Partners' aggregate capital accounts to zero, then to any Partner with a positive capital account balance in an amount sufficient to reduce such balance to zero and finally 99% to the Limited Partners and 1% to the General Partner in the amount necessary to cause Payout to occur.

<F6>     After payment of all the debts, liabilities and obligations of the
         Partnership and the expenses of dissolution and liquidation and the setting up of any reserves for contingencies that the General Partner reasonably deems necessary, liquidating distributions shall be made to the Limited Partners in the same manner that "Net Cash Flow from Operations," as defined in the Partnership Agreement, is distributed in accordance with Section 5.1 of the Partnership Agreement.

                            SELECTED FINANCIAL DATA

                 The following table sets forth selected historical financial data of the Partnership for the five years ended December 31, 1996 and the nine months ended September 30, 1997 and 1996. The selected historical financial data for the five years ended December 31, 1996 were derived from the Partnership's audited financial statements for the corresponding periods. The selected historical financial data for the nine months ended September 30, 1997 and 1996, respectively, are unaudited but, in the opinion of management, include all adjustments necessary for a fair presentation of the financial data for such periods. The results for the nine months ended September 30, 1997 and 1996 are not necessarily indicative of the results for a full fiscal year.

                 Limited Partners should note that the General Partner does not maintain a separate audited balance sheet. The General Partner is an affiliate of Lehman Brothers Inc. The General Partner has no employees and conducts no business other than serving as the General Partner of the Partnership. The General Partner does not believe that the disclosure of its audited balance sheet would be material to a Limited Partner's evaluation of the Proposed Sale since the General Partner's financial condition will have no effect on distributions to the Limited Partners in connection with the Proposed Sale or thereafter. For additional information, see the unaudited Pro Forma Condensed Financial Data and Financial Statements included elsewhere in this Proxy Statement. The following table should be read in conjunction with the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, as well as any other documents filed by the Partnership after the date of this Proxy Statement, all of which are incorporated by reference in this Proxy Statement. For a report by the Partnership's independent auditors with respect to certain historical financial information, see "Index to Financial Statements."

                     Nine Months
                       Ended
                    September 30,                      Year Ended December 31,
                   ----------------------  ----------------------------------------------------------

Financial Data       1997        1996        1996        1995        1994        1993        1992
--------------     ----------  ----------  ----------  ----------  ----------  ----------  ----------

Rental Income . .  $1,588,466  $1,716,981  $2,257,335  $2,159,733  $2,044,028  $1,941,005  $2,082,814

Gains on sales of     559,519          --     383,193          --          --     162,513          --
Properties  . . .

Net Income  . . .   1,735,456   1,072,139   1,787,581  1,328,509   1,418,073    1,486,673   1,339,253

Net Income per
Unit  . . . . . .      111.40       67.21      113.32      83.21       88.89        93.55       83.36

Total Assets  . .   5,481,181   5,994,324   6,292,587  6,193,235   6,577,380    6,802,582   8,022,257



Quarterly Cash
Distributions (per Unit)   1997        1996       1995      1994       1993         1992
------------------------  ------      ------      ------   -------   -------       ------

First quarter . . . . .   $26.30      $28.20      $32.46    $32.82    $24.13       $33.91

Second quarter  . . . .    80.70       26.02       24.02     23.59     82.82        23.99

Third quarter . . . . .    25.85       27.29       26.69     24.00     23.32        25.47

Fourth quarter  . . . .    --          59.53       25.59     25.36     23.50        43.75
                         -------     -------     -------   -------   -------      -------
Total Cash Distributions $132.85<F1> $141.04<F2> $108.76   $105.77   $153.77<F3>  $127.12


[FN]
<F1> Includes a distribution of $56.65 from the sale of one Property in June
     1997.
<F2> Includes a distribution of $33.46 from the sale of one Property in
     November 1996.
<F3> Includes a distribution of $61.38 from the sale of two Properties in
     February and March 1993.

                          BUSINESS OF THE PARTNERSHIP

                 The Partnership was formed as a Limited partnership on November 22, 1983 under the partnership laws of the State of New York. The General Partner of the Partnership is BK III Restaurants Inc. (formerly Shearson/BK Restaurants, Inc.), a New York corporation and an affiliate of Lehman Brothers Inc (formerly Shearson Lehman Brothers Inc.). The Partnership has no employees. The Partnership engages in the business of acquiring, constructing, improving, holding and maintaining Burger King restaurants. The Properties are leased on a long-term net basis to franchisees of Burger King Corporation.

                 The Properties consist of the restaurant buildings, the fixtures and improvements, and, in some cases, the underlying land. See "Description of the Proposed Sale -- Terms of the Proposed Sale." For a Property located on land owned by the Partnership, the annual rent is the greater of (i) 14.5% of the Partnership's investment (which shall equal the cost of land acquisition plus construction costs, as estimated at the date the lease is executed, and capitalized interest) or (ii) 8.5% of the Property's annual gross sales. For a Property located on land leased by the Partnership, the annual rent is the greater of (i) 14.5% of the Partnership's investment plus the annual ground rent paid by the Partnership to Burger King Corporation who, in turn, pays rent to the owner of the underlying land or
(ii) 8.5% of the Property's annual gross sales.

                 Percentage rents received by the Partnership from the restaurant leases are based on the sales generated by the lessees in the quick service food business. Competition in the quick service food industry has generally become more intense as the number of chains competing for the consumer's business has increased. For most chains, the General Partner believes that in 1997 the primary source of revenue growth has been and will continue to be the development of new restaurants or the acquisition of existing restaurants. As a result, intense price competition and aggressive marketing promotions have become essential ingredients in the effort to increase sales from existing restaurants. Other factors which influence sales include, but are not limited to, product quality, customer service, and the diversity of menu offerings. Such competition may adversely affect the percentage rents received by the Partnership from time to time.

                 The Partnership's principal investment objectives are:

                          (1) to provide regular and increasing cash distributions, a portion of which will be "tax sheltered"; and

                          (2) to provide realization of the long-term appreciation in the value of the Properties, consistent in all cases with the preservation of Limited Partners' capital.

                 Burger King Corporation had the right of first refusal to match any third-party offer to purchase any Property from the Partnership during the first seven years following the closing date, as well as the option to purchase at a price equal to the fair market value of any Property as determined by an independent third-party appraisal any or all of the Properties from the Partnership at any time during the eighth through tenth years following the closing date. Upon expiration of these options in 1992, the General Partner began marketing the Properties for sale. Until all of the Properties are sold, the Partnership will continue to operate the restaurants and make distributions to Limited Partners in accordance with the terms of the Partnership Agreement.

                 The Partnership is not currently involved in any legal proceedings the outcome of which, if determined adversely to the Partnership, would have a material adverse effect on the financial condition or results of operations of the Partnership.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

                 The following documents filed by the Partnership (File No. 356-956) with the Securities & Exchange Commission are hereby incorporated in this Proxy Statement by reference:

         1. Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "Form 10-K"); and

         2. Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997
                 (collectively, the "Forms 10-Q").

                 All reports and other documents filed by the Partnership after the date of this Proxy Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such reports or documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Proxy Statement to the extent that a statement contained herein or in another document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

                                OTHER BUSINESS

                 If any other matters are properly presented to the Special Meeting for consideration, the General Partner will have discretion to vote on such matters in accordance with its best judgment. As of the date hereof, the General Partner knows of no such matters.

                         INDEX TO FINANCIAL STATEMENTS

Report of Independent Auditors  . . . . . . . . . . . . . . . . . . .    F-1
Audited Financial Statements:
  Audited Balance Sheets of the Partnership as of December 31,
         1996 and December 31, 1995 . . . . . . . . . . . . . . . . .    F-2
  Audited Statements of Partners' Capital (Deficit) for the
         years ended December 31, 1996, December 31, 1995 and
         December 31, 1994  . . . . . . . . . . . . . . . . . . . . .    F-3
  Audited Statements of Operations for the years ended
         December 31, 1996, December 31, 1995 and December 31,
         1994 . . . . . . . . . . . . . . . . . . . . . . . . . . . .    F-4
Audited Statements of Cash Flows for the years ended
         December 31, 1996, December 31, 1995 and December 31,
         1994 . . . . . . . . . . . . . . . . . . . . . . . . . . . .    F-5
Notes to Audited Financial Statements . . . . . . . . . . . . . . . .    F-6

Interim Financial Statements:
  Unaudited Balance Sheet for the nine months ended September
         30, 1997 and at year end December 31, 1996 . . . . . . . . .    F-12
  Unaudited Statement of Partners' Capital (Deficit) for the
         nine months ended September 30, 1997 . . . . . . . . . . . .    F-13
  Unaudited Statements of Operations for the three and nine
         months ended September 30, 1997 and September 30,
         1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . .    F-14
  Unaudited Statements of Cash Flow for the nine months ended
         September 30, 1997 and September 30, 1996  . . . . . . . . .    F-15
  Notes to Interim Financial Statements . . . . . . . . . . . . . . .    F-16

                         INDEPENDENT AUDITORS' REPORT



The Partners
Burger King Limited Partnership III:

We have audited the accompanying balance sheets of Burger King Limited Partnership III (a New York limited partnership) as of December 31, 1996 and 1995, and the related statements of operations, partners' capital (deficit) and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Burger King Limited Partnership III as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                   KPMG PEAT MARWICK LLP


Boston, Massachusetts
January 31, 1997

                                              At December 31,  At December 31,
Balance Sheets                                     1996              1995
--------------                                ---------------  ---------------
Assets
Real estate held for sale                      $  5,175,404      $        --
Real estate at cost (Note 4):
    Land                                                 --         2,981,088
    Buildings                                            --         5,552,773
    Fixtures and equipment                               --         2,744,188
                                                -----------       -----------
                                                         --        11,278,049
  Less accumulated depreciation                          --        (5,702,818)
                                                -----------       -----------
                                                         --         5,575,231

Cash and cash equivalents                         1,022,064           502,341
Rent receivable                                      80,880            50,447
Due from affiliates                                  14,239            14,239
Due from Burger King Corporation (Note 5)                --            50,997
                                                -----------        ----------
    Total Assets                               $  6,292,587        $6,193,235
                                                ===========

Liabilities and Partners' Capital
Liabilities:
  Accounts payable and accrued expenses        $     44,811          $ 42,023
  Distributions payable (Note 6)                    918,562           404,096
                                                  ---------         ---------
               Total Liabilities                    963,373           446,119
                                                  =========         =========
Partners' Capital (Deficit):
  General Partner                                   (24,770)          (22,629)
  Limited Partners (15,000 units outstanding)     5,353,984         5,769,745
                                                 ----------        ----------
               Total Partners' Capital            5,329,214         5,747,116
                                                 ----------        ----------
    Total Liabilities and Partners' Capital      $6,292,587        $6,193,235
                                                 ==========        ==========


See accompanying notes to the financial statements.

Statements of Partners' Capital (Deficit)
For the years ended December 31, 1996, 1995 and 1994

                                         General      Limited
                                         Partner     Partners       Total
                                       ---------    ---------    --------

Balance at December 31, 1993           $(18,345)    $6,406,421   $6,388,076
Net Income                               84,786      1,333,287    1,418,073
Distributions to partners (Note 6)      (83,517)    (1,586,832)  (1,670,349)
                                       --------     ----------   ----------
Balance at December 31, 1994            (17,076)     6,152,876    6,135,800
Net Income                               80,307      1,248,202    1,328,509
Distributions to partners (Note 6)      (85,860)    (1,631,333)  (1,717,193)
                                       --------     ----------   ----------
Balance at December 31, 1995            (22,629)     5,769,745    5,747,116
Net Income                               87,852      1,699,729    1,787,581
Distributions to partners (Note 6)      (89,993)    (2,115,490)  (2,205,483)
                                       --------     ----------   ----------
Balance at December 31, 1996           $(24,770)    $5,353,984   $5,329,214
                                       =========    ==========   ==========

See accompanying notes to the financial statements.

Statements of Operations
For the years ended December 31,         1996        1995          1994
--------------------------------       ---------   ----------   ---------
Income:
Rent (Note 4)                          $2,257,335   $2,159,733  $2,044,028
Interest                                   24,477       26,299      16,366
Other                                       2,350        2,165       3,776
                                       ----------   ----------  ----------
    Total Income                        2,284,162    2,188,197   2,064,170
                                       ----------   ----------  ----------
Expenses:
Depreciation                              276,020      277,639      277,639
Ground lease rent (Note 4)                287,544      279,546      257,583
Management fee (Note 5)                   234,051      211,958       21,464
General and administrative                 82,159       90,545       89,411
                                       ----------   ----------   ----------
    Total Expenses                        879,774      859,688      646,097
Income from operations                  1,404,388    1,328,509    1,418,073
Other Income:
Gain on sale of property (Note 4)         383,193           --           --
                                       ----------   ----------   ----------
Net Income                              1,787,581    1,328,509    1,418,073
                                       ==========   ==========   ==========
Net Income Allocated:
To the General Partner                     87,852       80,307       84,786
To the Limited Partners                 1,699,729    1,248,202    1,333,287
                                       ----------   ----------   ----------
                                       $1,787,581   $1,328,509   $1,418,073
                                       ==========   ==========   ==========
Per limited partnership unit
       (15,000 outstanding)               $113.32       $83.21       $88.89
                                       ----------   ----------   ----------


See accompanying notes to the financial statements.

Statements of Cash Flows
For the years ended December 31,           1996        1995          1994
--------------------------------         ----------   ----------   ----------
Cash Flows From Operating Activities:
Net Income                               $1,787,581   $1,328,509   $1,418,073
Adjustments to reconcile net income
to net cash provided by operating
activities:
  Depreciation                              276,020      277,639      277,639
  Gain on sale of property                 (383,193)          --           --
Increase (decrease) in cash arising
from changes in operating assets
and liabilities:
  Rent receivable                           (30,433)     (16,209)     (19,161)
  Due from Burger King Corporation           50,977      125,986       (3,103)
  Accounts payable and accrued expenses       2,788         (487)      (2,842)
                                         ----------    ---------   ----------
Net cash provided by operating
activities                                1,703,740    1,715,438    1,670,606
                                         ----------    ---------   ----------
Cash Flows From Investing Activities:
Proceeds from sale of property              507,000           --           --
                                         ----------    ---------   ----------
Net cash provided by investing
activities                                  507,000           --           --
                                         ----------    ---------   ----------

Cash Flows From Financing Activities:
Cash distributions to partners           (1,691,017)  (1,713,517)  (1,641,042)
                                         ----------   ----------   ----------
Net cash used for financing
activities                               (1,691,017)  (1,713,517)  (1,641,042)
                                         ----------   ----------   ----------
Net increase in cash and cash
equivalents                                 519,723        1,921       29,564
Cash and cash equivalents, beginning
of period                                   502,341      500,420      470,856
                                         ----------   ----------   ----------
Cash and cash equivalents, end of
period                                   $1,022,064   $  502,341   $  500,420
                                         ==========   ==========   ==========

See accompanying notes to the financial statements.

NOTES TO THE FINANCIAL STATEMENTS
December 31, 1996, 1995 and 1994

1. Organization

Burger King Limited Partnership III (the "Partnership") was formed as a New York limited partnership on November 22, 1983. The Partnership was formed for the purpose of acquiring, constructing, improving, holding and maintaining Burger King (Registered Trademark) restaurants (the
"Properties"). The Properties are leased on a long-term net basis to franchisees of Burger King Corporation ("BKC").

The general partner is BK III Restaurants Inc. (the "General Partner"), formerly Shearson/BK Restaurants, Inc., an affiliate of Lehman Brothers Inc. On July 31, 1993, certain of Shearson Lehman Brothers Inc.'s domestic retail brokerage and management businesses were sold to Smith Barney, Harris Upham & Co. Inc. Included in the purchase was the name "Shearson." Consequently, the General Partner's name was changed to delete any reference to "Shearson."

On February 15, 1996, based upon, among other things, the advice of legal counsel, Skadden, Arps, Slate, Meagher & Flom, the General Partner adopted a resolution that states, among other things, if a Change of Control (as defined below) occurs, the General Partner may distribute the Partnership's cash balances not required for its ordinary course day-to-day operations. "Change of Control" means any purchase or offer to purchase more than 10% of the Units that is not approved in advance by the General Partner. In determining the amount of the distribution, the General Partner may take into account all material factors. In addition, the Partnership will not be obligated to make any distribution to any partner, and no partner will be entitled to receive any distribution, until the General Partner has declared the distribution and established a record date and distribution date for the distribution. The Partnership filed a Form 8-K disclosing this resolution on February 29, 1996.

After a careful evaluation of market conditions, the General Partner has decided to commence efforts to market the Partnership's remaining 23 Properties for a bulk sale during 1997. Despite the possibility that sales of Properties could occur in 1997, there can be no assurance that the General Partner will be successful in selling any or all of the Partnership's Properties this year. Until all of the Partnership's remaining Properties are sold, the Partnership intends to continue operating the Properties and distributing cash flow from operations to the partners in accordance with the terms of the Partnership Agreement.

2. Significant Accounting Policies

Basis of Accounting The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. Revenues are recognized as earned and expenses are recorded as obligations are incurred. Partnership revenue is realized from base and percentage rents received on each individual Property. Minimum base rents on the leased Properties increase in an amount equal to corresponding increases in expenses incurred pursuant to the underlying ground leases.

Accounting for Impairment In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("FAS 121"), which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. FAS 121 requires that assets held for sale or disposal be carried at the lower of carrying amount or fair value less cost to sell and prohibits depreciation from being recorded during the periods which the asset is being held for sale or disposal. The Partnership adopted FAS 121 in the fourth quarter of 1995.

Real Estate Held for Sale Prior to December 31, 1996, the Partnership's real estate investments, which consist of buildings, fixtures and improvements and, in some cases, the underlying land were recorded at cost less accumulated depreciation. Cost included the initial purchase price of the Properties plus closing costs, acquisition and legal fees and original capital improvements. After a careful evaluation of market conditions, the General Partner has decided to commence efforts to market the Partnership's remaining Properties for sale. As of December 31, 1996, the Partnership's real estate investments (as discussed in Note 4) which had a carrying value of $5,175,404, were reclassified as Real Estate Held for Sale and depreciation will be suspended in accordance with FAS 121. Depreciation of buildings was computed using the straight-line method over an estimated useful life of 20 years. Depreciation of the fixtures and improvements was computed under the straight-line method over an estimated useful life of 7 years.

Reclassifications Certain prior year amounts have been reclassified in order to conform to the current year's presentation.

Cash Equivalents Cash equivalents consist of short-term highly liquid investments which have maturities of three months or less from the date of purchase. The carrying value approximates fair value because of the short maturity of these instruments.

Concentration of Credit Risk Financial instruments which potentially subject the Partnership to a concentration of credit risk principally consist of cash in excess of the financial institutions' insurance limits. The Partnership invests available cash with high credit quality financial institutions.

Income Taxes No provision for income taxes has been made in the financial statements of the Partnership since such taxes are the responsibility of the individual partners rather than of the Partnership.

Use of Estimates The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. Partnership Allocations

Allocation of Income and Loss Pursuant to the terms of the partnership agreement dated November 22, 1983 (the "Partnership Agreement"), credits and income or gain from the Partnership's operations are allocated, without regard to depreciation, in proportion to distributions of net cash flows from operations made to the partners. To the extent that any such income or gain exceeds distributions in any year, such excess shall be allocated 95% to the limited partners and 5% to the General Partner. Depreciation shall be allocated annually in proportion to the partners' respective capital accounts as of the beginning of each year.

Net income is allocated monthly, and is apportioned to the limited partners of the Partnership in the pro rata basis in which the number of units owned by each limited partner on the last day of the month bears to the total number of units owned by the General Partner and all the limited partners as of that date. At December 31, 1996, 1995 and 1994 and for the years then ended, there were 15,000 units of limited partnership units outstanding (the "Units").

Gains with respect to dispositions of the Properties shall be allocated as follows: first, 99% to the limited partners and 1% to the General Partner until the limited partners achieve payout as defined in the Partnership Agreement ("Payout"); second, to any partner in an amount sufficient to increase his negative capital account to zero; and third, 94.12% to the limited partners and 5.88% to the General Partner. Subsequent to Payout, gains shall be allocated to the General Partner until his capital account equals 5.88% of the aggregate outstanding capital account balances of all partners, and any remaining gain shall be allocated 94.12% to the limited partners and 5.88% to the General Partner.

Prior to Payout losses shall be allocated 99% to the limited partners and 1% to the General Partner. Subsequent to Payout, losses shall be allocated 94.12% to the limited partners and 5.88% to the General Partner.

Cash Distributions Distributions of net cash flows from operations are made quarterly and are allocated 95% to the limited partners and 5% to the General Partner.

Distributions of net property disposition proceeds will be allocated 99% to the limited partners and 1% to the General Partner until Payout. After Payout, an additional management fee of 15% of the excess of the net property disposition proceeds over the amount required to reach Payout is paid to BKC and the remainder is distributed 94.12% to the limited partners and 5.88% to the General Partner. As of December 31, 1996, Payout had not occurred.

4. Real Estate

As of December 31, 1996, the Partnership owned 23 Properties and as of December 31, 1995 and 1994, the Partnership owned 24 Properties, consisting of the restaurant buildings, fixtures and improvements, and in some cases, the underlying land.

The Properties are net leased on a net lease basis to franchisees of BKC.
The leases between the Partnership and the franchisees (the "Leases") had an initial term of 20 years with no renewal options. All of the Leases expire in the year 2003 or 2004. With respect to those Properties in which the Partnership does not own the underlying land, there is a ground lease between the Partnership and BKC (collectively, the "Ground Leases"). The Ground Leases had an initial term of 10 years with a minimum of two five-year renewal options. Minimum future rentals on the noncancelable terms of the Leases and the related Ground Leases as of December 31, 1996 are as follows:



Year ending               Minimum Rental           Ground Lease
December 31,                 Income                 Obligations
------------              --------------       -----------------
1997                      $1,805,880                 $250,943
1998                       1,805,880                  250,943
1999                       1,809,631                  254,695
2000                       1,833,510                  278,572
2001                       1,846,804                  291,870
Later years                6,222,171                  971,630
                         -----------               ----------
                         $15,323,876               $2,298,653
                         -----------               ----------


The Leases are on a net basis requiring franchisees to pay all taxes, assessments, maintenance costs, insurance premiums and other impositions against the premises. The franchisees are also required to make percentage rental payments to the extent that 8.5% of such Property's gross sales exceed the minimum base rent paid by the franchisee. Percentage rental income for December 31, 1996, 1995 and 1994 was $365,499, $268,846, and $175,104,
respectively.

On November 15, 1996, the Partnership's leasehold interest in a Property located in Delhi Township, OH (the "Delhi Property") was sold to the franchisee at the Delhi Property for net proceeds of $507,000, resulting in a gain of $383,193.

During the fourth quarter of 1996, the General Partner decided to commence efforts to market the Partnership's remaining Properties for a bulk sale during 1997 and reclassified the Properties from Real Estate to Real Estate Held for Sale (see Note 2).

For the year ended December 31, 1996, no individual Property generated rental revenues of 10% or more of the Partnership's total rental revenues. Additionally, no individual Property represented 10% or more of the Partnership's total assets for the year ended December 31, 1996.

5. Management Agreement

The Partnership has entered into agreements (the "Agreements") with BKC for the management of the Properties. These agreements provide for a fee equal to 10% of all base rents and 20% of all percentage rent received by the Partnership from the Properties. To the extent that the Partnership does not receive annual rents from the Properties equal to a 15.5% return on its initial investment in the Properties, as defined in the Agreements, BKC will refund all or a portion of the management fee received in order to provide the Partnership with such a return. At December 31, 1996, 1995 and 1994, $0, $50,977 and $128,924, respectively, were due from BKC for such refunds.

Pursuant to an indemnity agreement between BKC and the Partnership, in the event of a default by a franchisee under any Lease, BKC is obligated to pay the minimum monthly rent due under the Lease, up to the indemnity amount, as defined below. The indemnity amount was originally 10% of the Partnership's original investment in the Properties as defined in the Partnership Agreement, or $1,261,922. The indemnity amount may be decreased by the amount of the minimum monthly rent payments made by Burger King to the Partnership pursuant to the indemnity agreement. In 1989 and subsequent years, the indemnity amount has been decreased on an annual basis by an amount equal to the greater of (1) payments made by Burger King pursuant to the indemnity agreement, or (2) 6-2/3% of the fifth year amount of the indemnity until it is reduced to zero. On December 31, 1996, the indemnity amount was approximately $588,904.

The Property located in Memphis, Tennessee ceased operations on September 9, 1994. Since that time, BKC has continued to pay the minimum monthly rent to the Partnership in accordance with the indemnity agreement.

Two Properties located in Kansas City, Missouri and Waterford Township, Michigan ceased operations and subsequently defaulted on their minimum rent obligations. These Properties remained in default on their rent obligations, and BKC declared economic abandonment of the Properties. BKC funded monthly rent payments to the Partnership in accordance with the indemnity agreement, and on February 10 and March 8, 1993, the Partnership sold the stores for $398,189 and $531,809, respectively, to a third party. The Property located in Kansas City, Missouri, at the date of the sale, had a book value of $336,807, resulting in a gain on the sale in the amount of $61,382. The Property located in Waterford Township, Michigan, at the date of the sale, had a book value of $430,678, resulting in a gain on the sale in the amount of $101,131. The net proceeds of the sale were distributed to the partners pursuant to the Partnership Agreement and were included in the Partnership's 1993 first quarter distribution.

6. Distributions

Distributions paid or payable to limited partners and the General Partner for the years ended December 31, 1996, 1995 and 1994 are aggregated as follows:

                                    1996                  1995                  1994
                            ---------------------  --------------------  --------------------
                              Total     Per Unit     Total    Per Unit     Total    Per Unit
                            ----------  ---------  ---------  ---------  ---------  ---------
Limited Partners
----------------

Cash flow from operations   $1,613,560   $107.58   $1,631,333   $108.76   $1,586,832   $105.79

Net property disposition
  proceeds                     501,930     33.46        --        --          --         --
                            ----------   -------   ----------   -------   ----------   -------

Total Limited Partners      $2,115,490   $141.04   $1,631,333   $108.76   $1,586,832   $105.79
                            ----------   -------   ----------   -------   ----------   -------
General Partner
---------------
Cash flow from
  operations                $   84,923   $   --    $  85,860    $   --    $   83,517   $  --
Net property disposition
 proceeds                        5,070       --        --           --          --        --
                            ----------   -------   ---------    -------   ----------   -------
Total General Partner       $   89,993   $   --    $  85,860    $   --    $   83,517   $  --
                            ----------   -------   ---------    -------   ----------   -------

As of December 31, 1996, the Partnership had declared distributions of $918,562, of which $892,915 ($59.53 per Unit) was paid to the limited partners and $25,647 was paid to the General Partner on January 30, 1997.

7. Transactions with Affiliates

Amounts reimbursed to the General Partner and their affiliates for out-of-pocket expenses during the years ended December 31, 1996, 1995 and 1994 are as follows:

                                  Unpaid at               Earned
                                 December 31,     ---------------------------
                                     1996          1996       1995       1994
                                 -------------    -----      -----      -----
BK III Restaurants Inc. and
affiliates
  Out-of-pocket expenses         $   --           $2,341     $80        $53
                                 --------         ------     ----       -----
                                 $   --           $2,341     $80        $53
                                 --------         ------     ----       -----

Cash and cash equivalents reflected on the Partnership's balance sheet at December 31, 1995 were on deposit with an affiliate of the General Partner. As of December 31, 1996, no cash and cash equivalents were on deposit with an affiliate of the General Partner or the Partnership.

8. Reconciliation of Financial Statement Net Income and Partners' Capital to Federal Income Tax Basis Net Income and Partners' Capital

Reconciliation of financial statement net income to federal income tax basis net income:

                                              Years Ended December 31,
                                       -------------------------------------
                                           1996         1995         1994
                                       ----------   ----------   ----------


Financial statement net income         $1,787,581   $1,328,509   $1,418,073

Tax basis depreciation over financial
statement depreciation                   (179,924)    (219,940)    (226,948)

Tax basis gain on sales of
    Properties under financial
    statement gain on sales of
    Properties                            (20,030)         --           --

Other                                       --         (21,462)      21,462
                                       ----------   ----------   ----------
Federal income tax basis net income    $1,587,627   $1,087,107   $1,212,587
                                       ----------   ----------   ----------

Reconciliation of financial statement basis partners' capital to federal income tax basis partners' capital:

                                              Years Ended December 31,
                                        -----------------------------------
                                           1996         1995         1994
                                        ----------   ----------   ---------

Financial statement basis
  partners' capital                     $5,329,214   $5,747,116   $6,135,800
Current year financial statement
    net income over federal income
    tax basis net income                  (199,954)    (241,402)    (205,486)
Cumulative financial statement
    net income under cumulative
    federal income tax basis
    net income                           1,634,865    1,876,267    2,081,753
                                        ----------   ----------   ----------
Federal income tax basis partners'
  capital                               $6,764,125   $7,381,981   $8,012,067
                                        ----------   ----------   ----------

Because many types of transactions are susceptible to varying interpretations under Federal and state tax laws and regulations, the amounts reported above may be subject to change at a later date upon final determination by the taxing authorities.

                                             At September 30,   At December 31,
Balance Sheets                                     1997               1996
--------------                               ----------------   ---------------

Assets
Real estate held for sale                       $4,876,584       $5,175,404
Cash and cash equivalents                          525,765        1,022,064

Rent and other receivables                          61,440           80,880
Due from affiliates                                 14,239           14,239
Other assets                                         3,153            --
                                                ----------       ----------
Total Assets                                    $5,481,181       $6,292,587

Liabilities and Partners' Capital
Liabilities:
    Accounts payable and accrued expenses       $  69,890        $   44,811
    Distributions payable                         408,118           918,562
                                                ---------        ----------
           Total Liabilities                      478,008           963,373
                                                ---------        ----------
Partners' Capital (Deficit):
    General Partner                               (29,120)          (24,770)
    Limited Partners (15,000 interests
      outstanding)                              5,032,293         5,353,984
                                               ----------        ----------
           Total Partners' Capital              5,003,173         5,329,214
                                               ----------        ----------
Total Liabilities and Partners' Capital        $5,481,181        $6,292,587
                                               ----------        ----------


See accompanying notes to the financial statements.

Statements of Partners' Capital (Deficit)
For the nine months ended September 30, 1997
--------------------------------------------

                                         General      Limited
                                         Partner      Partner       Total
                                       ---------    ----------   ----------

Balance at December 31, 1996           $(24,770)    $5,353,984   $5,329,214

Net Income                               64,892      1,671,064    1,735,456
Distributions to partners               (68,742)    (1,992,755)  (2,061,497)
                                       --------     ----------   ----------
Balance at September 30, 1997          $(29,120)    $5,032,293   $5,003,173
                                       ========     ==========   ==========


See accompanying notes to the financial statements.

Statements of Operations       Three months ended       Nine months ended
                                  September 30,            September 30,
                             --------------------       -----------------
                               1997        1996         1997        1996
                             --------    --------
Income:

Rental income                $477,250    $572,218      $1,588,466   $1,716,981
Interest income                10,139       7,292          27,953       17,560
Other income                    1,737         480           5,806        1,795
                             --------    --------      ----------   ----------
    Total Income              489,126     579,990       1,622,225    1,736,336
                             --------    --------      ----------   ----------
Expense:
Ground lease rent                 --       69,410           --         208,229
Management fee                 62,731      73,544         188,194      219,230
Depreciation                   45,813      59,449         165,358      178,694
General and administrative     32,829      19,564          92,736       58,044
                            ---------    ---------     ----------   ----------
    Total Expenses            141,373     221,967         446,288      664,197
                            ---------    ---------     ----------   ----------
Income from operations        347,753     358,023       1,175,937    1,072,139
                            ---------    ---------     ----------   ----------
Other Income:

Gains on sale of property        --           --         559,519          --
                            ---------    ---------    ----------   ----------
Net Income                    347,753      358,023     1,735,456    1,072,139
                            =========    =========    ==========   ==========
Net Income Allocated:
To the General Partner         17,388       21,371        64,392       64,018
To the Limited Partners       330,365      336,652     1,671,064    1,008,121
                            ---------    ---------   -----------   ----------
                             $347,753     $358,023     1,735,456    1,072,139
                            =========    =========   ===========   ==========

Per limited partnership
  unit
(15,000 outstanding)           $22.02       $22.44       $111.40       $67.21
                             --------    ---------   -----------   ----------


See accompanying notes to the financial statements.

Statements of Cash Flows
For the nine months ended September 30,             1997            1996
---------------------------------------         ----------     ----------

Cash Flows From Operating Activities:
Net Income                                      $1,735,456     $1,072,139
Adjustments to reconcile net income to net
cash provided by operating activities:
    Depreciation                                      --          208,229
    Gain on sale of property                      (559,519)          --
Increase (decrease) in cash arising from
changes in operating assets and liabilities:
    Rent and other receivables                      19,440       (130,518)
    Accounts payable and accrued expenses           25,079         (9,706)
    Due to Burger King Corporation                   --             2,712
    Due from Burger King Corporation                 --            50,977
    Other asset                                     (3,153)          --
                                                ----------     ----------
Net cash provided by operating activities        1,217,303      1,193,833
                                                ----------     ----------
Cash Flows From Investing Activities:
Net Proceeds from sale of property                 858,339           --
                                                ----------     ----------
Net cash provided by investing activities          858,339           --
                                                ----------     ----------
Cash Flows From Financing Activities:
Cash distributions to partners                  (2,571,941)    (1,260,159)
                                                ----------     ----------
Net cash used for financing activities          (2,571,941)    (1,260,159)
                                                ----------     ----------
Net increase in cash and cash equivalents         (496,299)       (66,326)
Cash and cash equivalents, beginning of
period                                           1,022,064        502,341
                                                ----------     ----------
Cash and cash equivalents, end of period          $525,765       $436,015
                                                ==========     ==========


See accompanying notes to the financial statements.

NOTES TO THE FINANCIAL STATEMENTS

The interim unaudited financial statements should be read in conjunction with Burger King Limited Partnership III's (the "Partnership") 1996 annual audited financial statements within Form 10-K.

The interim unaudited financial statements include all normal and recurring adjustments which are, in the opinion of management, necessary to present a fair statement of financial position as of September 30, 1997 and the results of operations for the three- and nine- month periods ended September 30, 1997 and 1996 and cash flows for the nine-month periods ended September 30, 1997 and 1996 and the statement of partners' capital (deficit) for the nine-month period ended September 30, 1997. Results of operations for the period are not necessarily indicative of the results to be expected for the full year.

The following significant events occurred subsequent to fiscal year 1996 which requires disclosure in this interim report per Regulation S-X, Rule 10-01, Paragraph (a)(5):

On June 12, 1997, the Partnership sold a property located in Frankfort, Kentucky to the franchisee operating such property for net proceeds of $858,339 resulting in a gain of $559,519.

On November 7, 1997, the Partnership entered into a letter of intent with a potential Buyer for the sale of the Properties for a purchase price of $16,000,000, though the Partnership may elect to exclude the Property located in Memphis, Tennessee for a concomitant reduction in purchase price of $300,000. The letter of intent is not binding on either of the parties and any sale of the Properties to this potential Buyer is subject to, among other things, the potential Buyer's review and inspection of the Properties and the execution by the parties of a definitive contract of sale.

                                                                    Appendix A
                       AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                      BURGER KING LIMITED PARTNERSHIP III

         This Agreement of Limited Partnership (the "Agreement"), dated as of November 22, 1983, relating to Burger King Limited Partnership III, a New York limited partnership is hereby made and entered into by and between Shearson/BK Restaurants, Inc. as the general partner (the "General Partner") and the limited partners listed on Schedule A ( the "Limited Partners"), pursuant to the Uniform Limited Partnership Law of the State of New York, upon the following terms and subject to the following conditions:


                                   ARTICLE I

                                 Defined Terms

         1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                 "Acquisition Fees": Fees paid to Burger King Corporation and the General Partner by the Partnership in connection with services rendered to the Partnership pursuant to Sections 4.3 and 4.4 hereof, respectively.

                 "Additional Property Management Fee": The fee payable to Burger King Corporation in connection with services rendered to the Partnership pursuant to Section 4.3 hereof.

                 "Affiliate": (i) Any person directly or indirectly controlling, controlled by, or under common control with, another person, (ii) a person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other person, (iii) any officer, director, partner or employee of such person, and (iv) if such other person is an officer, director, partner or employee, any other entity for which such person acts in any capacity.

                 "Agreement": This Agreement of Limited Partnership of Burger King Limited Partnership III, as originally executed and as amended or restated from time to time.

                 "Bankruptcy": (i) The filing by a Partner of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or any other federal or state insolvency law, or a Partner's filing an answer consenting to or acquiescing in any such petition, (ii) the making by a Partner of any assignment for the benefit of its creditors or the inability to pay its debts when they become due, or (iii) the expiration of 30 days after the filing of an involuntary petition under Title 11 of the United States Code, an application for the appointment of a receiver for the assets of a Partner, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 30-day period.

                 "Burger King Property Management Agreement": The property management agreement to be entered into between the Partnership and Burger King Corporation with respect to each of the Partnership's restaurant properties and the management of such property by Burger King Corporation.

                 "Capital Contributions": The total amount contributed or to be contributed to the Partnership by any Partner, or class of Partners, as the case may be, or the predecessor holders of the Interests of any such Partner or class of Partners.

                 "Code": The Internal Revenue Code of 1954, as amended, or the corresponding provisions of any successor statute.

                 "Development Agreement": The agreement to be entered into between the Partnership and Burger King Corporation with respect to each of the Partnership's restaurant properties and the acquisition, construction and development of such property by Burger King Corporation as agent for the Partnership.

                 "Disposition": Any Partnership transaction not in the ordinary course of business, including (i) a sale of Partnership properties, (ii) a condemnation award in respect of the acquisition of all or any portion of a Partnership property (but not including payments in respect of a temporary taking of the use of a Partnership property) or (iii) a casualty insurance recovery in respect of damage to any Partnership property.

                 "Distributions": Any cash distributed to a Partner in respect of his Interest and any amount of taxes withheld with respect to such Partner's allowable share of any income of the Partnership.

                 "Economic Abandonment": A determination by Burger King Corporation in good faith that continued operation of such restaurant by a lessee is no longer economically feasible.

                 "Escrow Agent": Manufacturers Hanover Trust Company at 600 Fifth Avenue, New York, New York 10020, or its successor.

                 "Final Closing Date": The date on which the subscription for the final Interest offered by the Partnership is accepted by the General Partner, but in no event later than March 31, 1984, except that such date shall be no later than May 31, 1984, if the Dealer Manager of the offering or Interests has received notice from Burger King Corporation that such date shall be extended to no later than May 31, 1984.

                 "General Partner":  Shearson/BK Restaurants, Inc.

                 "Gross Operating Revenues": Rental receipts from restaurant properties leased by the Partnership, interest earned on short-term investments of the Partnership and all other Partnership revenues from whatever source derived, except for revenues derived from the Disposition of Partnership properties.

                 "Incapacity" or "Incapacitated": The death or adjudication of incompetency or insanity of any individual or the dissolution or liquidation of any partnership, corporation, trust or other entity.

                 "Indemnity Agreement": An agreement between the Partnership and Burger King Corporation, dated the Initial Closing Date, pursuant to which Burger King Corporation shall indemnify the Partnership against certain losses in the event of a default by a lessee of the Partnership.

                 "Individual Retirement Account" or "IRA": An individual retirement account subject to the provisions of the Employee Retirement Income Security Act of 1974.

                 "Initial Closing Date": The date on which subscriptions for the minimum of 4,000 Interests have been accepted by the General Partner, which date shall be on or before March 1, 1984.

                 "Initial Limited Partner":  William M. Kahn.

                 "Interest": A limited partnership interest in the Partnership acquired by a contribution to the Partnership pursuant to
         Section 3.3 hereof.

                 "Limited Partners": All persons and entities, including the Initial Limited Partner prior to his withdrawal from the Partnership on the Initial Closing Date, listed on Schedule A who are admitted to the Partnership as limited partners.

                 "Master Agreement": An agreement to be entered into between the Partnership and Burger King Corporation with respect to the acquisition by the Partnership of sites for the construction of Burger King restaurants thereon and the conducting of the Partnership's business.

                 "Net Cash Flow from Operations": Gross Operating Revenues less the Partnership's operating expenses (including the Property Management Fees paid to Burger King Corporation out of rental income pursuant to the Burger King Property Management Agreement) and a reasonable reserve for the Partnership's actual and contingent liabilities.

                 "Net Lease": A lease of Partnership property pursuant to which the lessee will be responsible for payment of all taxes, costs, common area maintenance fees, expenses and charges of every kind and nature relating to the premises (except for certain inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit taxes or capital levies that are or may be imposed upon the Partnership, and except for any payments for interest or principal under any indebtedness of the Partnership) which may arise or become due during the term or any extension of such lease.

                 "Net Property Disposition Proceeds": Proceeds in respect of the Disposition of any of the Partnership's properties in excess of amounts applied to restore or repair any Partnership property less related expenses and a reasonable reserve for the Partnership's actual and contingent liabilities and less, to the extent applicable, the fees paid to Burger King Corporation pursuant to the Master Agreement between Burger King Corporation and the Partnership.

                 "1982 Act":  Tax Equity and fiscal Responsibility Act of
         1982.

                 "Original Invested Capital": An amount equal to $1,000 per Interest.

                 "Partner":  The General Partner or any Limited Partner.

                 "Partnership": Burger King Limited Partnership III, the limited partnership created under this Agreement.

                 "Partnership Year": The Partnership's fiscal year which shall be the calendar year.

                 "Payout": The point in time at which each Limited Partner has received from the Partnership, from its formation through such point in time, aggregate Distributions equal to such Limited Partner's Original Invested Capital plus a cumulative annual compounded return of 12 1/2% per annum on his Remaining Invested Capital, as adjusted from time to time.

                 "Person": An individual, partnership, corporation, trust, Individual Retirement Account or other entity.

                 "Property Management Fees": The property management fees payable monthly to Burger King Corporation in connection with services rendered to the Partnership pursuant to Section 4.3 hereof.

                 "Prospectus": The prospectus forming a part of the Registration Statement.

                 "Purchase Option Agreement": An agreement to be entered into between the Partnership and Burger King Corporation, described in Section 6.7 hereof.

                 "Registration Statement": The Partnership's Registration Statement on Form S-11 as filed with the Securities and Exchange Commission, as amended from time to time, relating to the sale of Interests.

                 "Remaining Invested Capital": The amount of each Limited Partner's Original Invested Capital as reduced (i) at the end of each quarter, by Distributions of Net Property Disposition Proceeds to such Limited Partner for such quarter but only to the extent that such Distributions are considered to be distributions of Remaining Invested Capital pursuant to Section 5.2(b)(ii) of the Partnership Agreement, (ii) at the end of each Partnership year, by Distributions of Net Cash Flow from Operations to such Limited Partner for such year but only to the extent that such Distributions are considered to be distributions of Remaining Invested Capital pursuant to Section 5.1(b)(ii) of the Partnership Agreement, and (iii) at the time of any distribution pursuant to Section 3.7 of the Partnership Agreement, by the amount of such distribution to such Limited Partner and increased at the end of each Partnership year, by the excess of (x) the current return at the rate of 12 1/2% accrued from the beginning of that Partnership year to date on such Limited Partner's Remaining Invested Capital, over (y) Distributions of Net Property Disposition Proceeds to such Limited Partner during that Partnership year which are considered Distributions pursuant to Section 5.2(b)(i) of the Partnership Agreement and Distributions of Net Cash Flow to such Limited Partner during that Partnership year which are considered Distributions pursuant to Section 5.1(b)(i) of the Partnership Agreement.

                 "Substituted Limited Partner": Any Person admitted to the Partnership as a Limited Partner pursuant to the provisions of
         Section 9.2 hereof.

                 "Successor General Partner": A general partner elected by the Limited Partners to replace a Terminated General Partner.

                 "Terminated General Partner": A General Partner who is removed by the Limited Partners or becomes Bankrupt or Incapacitated.


                                  ARTICLE II

                                 Organization

         2.1 Formation. The General Partner and the Initial Limited Partner hereby form a limited partnership in accordance with and pursuant to the laws of the State of New York. The rights and liabilities of the Partners are as provided by the laws of the State of New York unless otherwise expressly set forth herein.

         2.2 Name. The Partnership business shall be conducted under the name Burger King Limited Partnership III. The General Partner may, in its discretion, change the name of the Partnership and in such event shall notify the Limited Partners within thirty (30) days after any such name change. In addition, the General Partner may adopt trade or fictitious names as it deems appropriate for the conduct of the Partnership's business.

         2.3 Term. The Partnership shall continue until dissolved and liquidated as provided in Section 11.1 hereof or as otherwise provided by law.

         2.4 Character of the Business. The character of the business of the Partnership shall be to invest in, acquire, construct, improve, hold and maintain Burger King restaurant properties (including the restaurant buildings and the underlying land) and to lease such restaurant properties to franchisees of Burger King Corporation and thereafter to re-lease, and, at such time as the General Partner determines is appropriate to liquidate the investments of the Partnership, sell or otherwise dispose of such restaurant properties, and to engage in any and all activities related or incidental thereto. The land to be acquired by the Partnership may include leasehold as well as fee interests; provided, however, the Partnership will own in fee simple the improvements constructed thereon.

         2.5 Principal Place of Business. The principal place of business of the Partnership shall be Two World Trade Center, 105th Floor, New York, New York 10048. The General Partner may from time to time change the principal place of business, and in the event of any such change, the Limited Partners shall be notified within thirty (30) days after any such change of the principal place of business of the Partnership. In addition, in its discretion, the General Partner may establish additional places of business for the Partnership.


                                  ARTICLE III

                             Partners and Capital

         3.1 Name and Address of the General Partner. The General Partner of the Partnership shall be Shearson/BK Restaurants, Inc., a New York corporation having its principal offices at Two World Trade Center, 105th Floor, New York, New York 10048.

         3.2 Names and Addresses of Limited Partners. The name and place of residence of each Limited Partner of the Partnership is set forth on Schedule A attached hereto. The Initial Limited Partner shall withdraw from the Partnership and the amount which he previously contributed as a Capital Contribution to the Partnership shall be promptly returned to him on the Initial Closing Date.

         3.3 Capital Contributions. The General Partner has previously contributed the sum of One Thousand Dollars ($1,000) to the capital of the Partnership. The Capital Contribution of, and the number of Interests held by, each Limited Partner is set forth on Schedule A attached hereto. The Initial Limited Partner has previously contributed the sum of One Thousand Dollars ($1,000) to the capital of the Partnership. On the Initial Closing Date, the Capital Contribution of the Initial Limited Partner shall be returned in full to him and he shall withdraw from the Partnership as provided in Section 3.2 hereof. Each Limited Partner, other than the Initial Limited Partner, shall contribute the sum of One Thousand Dollars ($1,000) per Interest to the capital of the Partnership and shall purchase no less than five Interests, except that an IRA may purchase a minimum of two Interests; provided, however, the amount required to be contributed to the capital of the Partnership by a Limited Partner who acquires more than 200 Interests shall be reduced by the amount by which the selling commission paid by the Partnership with respect to the issuance of such Interests is less than $75 per Interest. Upon payment of $1,000 per Interest, or such lesser amount determined as set forth above, each Interest so purchased shall be fully paid and nonassessable.

         3.4 Application of Capital Contributions Prior to the Initial Closing. The General Partner is authorized to raise additional capital for the Partnership by offering and selling not more than fifteen thousand (15,000) Interests (excluding the limited partnership interest of the Initial Limited Partner) at a price of One Thousand Dollars ($1,000) per Interest except as reduced as set forth in Section 3.3 hereof. All subscriptions for Interests shall be subject to acceptance by the General Partner. Until the Initial Closing Date, all payments for subscriptions for Interests will be placed in an escrow account with the Escrow Agent. Subscription payments deposited in the escrow account may not be withdrawn by subscribers. The Escrow Agent shall invest the escrowed funds in United States government securities, securities of governmental agencies if covered by a bank repurchase agreement, bankers' acceptances, documented discount notes, certificates of deposit in banks having undivided capital and surplus of not less than One Hundred Twenty-Five Million Dollars ($125,000,000) and money market funds or accounts. Any interest earned on subscription proceeds will not become a part of the Partnership's capital. Within thirty (30) days following the Initial Closing Date, the Escrow Agent shall distribute to such Limited Partners any interest earned on their subscription proceeds prior to the Initial Closing Date, with the amount distributable to each Limited Partner pro rata being determined by the elapsed time that his funds were held in escrow. Subscription proceeds will not be deposited into escrow after the Initial Closing Date.

         3.5 Subscription for Minimum Number of Interests. At such time as subscriptions for four thousand (4,000) Interests have been accepted by the General Partner, the subscription proceeds shall be released by the Escrow Agent to the Partnership to pay expenses incurred in connection with the offering and sale of the Interests and for other proper Partnership purposes. If at least four thousand (4,000) Interests have not been accepted by the General Partner on or before March 1, 1984, all subscription proceeds shall be returned to the subscribers, together with any interest earned on their subscription proceeds to such date, with the amount distributable to each subscriber being determined by the elapsed time that his funds were held in escrow.

         3.6 Admission of Limited Partners to the Partnership. All subscriptions will be accepted or rejected within 30 days of their receipt by the General Partner. The General Partner shall amend the Certificate of Limited Partnership within 15 days following the Initial Closing Date and release of funds from escrow to reflect the admission, as Limited Partners, of those persons whose subscriptions for Interests have been accepted. Thereafter, the General Partner shall amend the certificate of limited partnership as soon as practicable after the first day of the calendar month following the calendar month in which additional subscriptions for Interests are accepted by the General Partner to reflect the admission of such additional Limited Partners. Each amendment shall set forth on Schedule A the name, place of residence, Capital Contribution of, and number of Interests held by, each Limited Partner.

         The General Partner shall take such action as may be required to constitute the Partnership a duly and validly organized limited partnership under the laws of the State of New York, and such further action as may be required to continue the Partnership as such.

         3.7 Failure to Invest Net Proceeds. Any net proceeds from the sale of Interests that have not been invested or committed for investment in Burger King restaurants prior to the expiration of twenty-four (24) months following the declaration by the Securities and Exchange Commission of the effectiveness of the Registration Statement shall be distributed promptly by the General Partner to the Limited Partners in the ratio in which the number of Interests owned by each holder on the last day of the calendar month preceding such distribution bears to the total number of Interests owned by all holders of Interests as of that date. Funds will be deemed to have been committed to investment and will not be returned to the Limited Partners to the extent written contractual agreements with respect to the investment of such proceeds have been executed prior to the 24-month period (even if after such 24-month period any such investment is not consummated pursuant to such agreements), to the extent any funds have been reserved to make contingent payments pursuant to written contractual agreements in connection with any property, or pursuant to the decision of the General Partner that an addition to the working capital reserve is necessary in connection with any property. All such Distributions of the net proceeds from the sale of Interests shall be treated for purposes of the Agreement, as Distributions of Net Property Disposition Proceeds.

         3.8 Partners' Capital Accounts. Each Partner's capital account shall initially equal the amount paid by such Partner to the Partnership to acquire Interests, reduced, however, by any costs of syndication which may not be amortized (including but not limited to sales commissions) that are paid by the Partnership in respect of such Interests pursuant to Section 4.1 hereof, and shall be increased by:

                 (a) The amount of any later Capital Contributions to the Partnership; and

                 (b) The amount of any income or gain allocated to such Partner pursuant to Section 5.4 hereof.

         Each Partner's capital account shall be decreased by:

                 (x) The amount of any loss or deduction allocated to such Partner pursuant to Section 5.4 hereof;

                 (y) The amount of those nondeductible expenses allocated to such Partner pursuant to Section 5.5 hereof; and

                 (z) The amount of all Distributions to such Partner pursuant to this Agreement.

         Capital accounts shall be adjusted at the close of each Partnership Year, or more often, as required for the purposes of making allocations and Distributions pursuant to this Agreement.

         The transferee of Interests shall succeed to that portion of transferor's capital account which is allocable to the transferred Interests.

         3.9 Partnership Capital. (a) No Partner shall be paid interest on any Capital Contribution to the Partnership.

         (b) No Limited Partner (other than the Initial Limited Partner) shall be entitled to the return of any part of his Capital Contribution; provided, however, each Limited Partner shall be entitled to receive Distributions to the extent specifically provided for in this Agreement.

         (c) Under circumstances requiring a return of any Capital Contribution or any portion thereof, no Limited Partner shall have the right to receive property other than cash.

         3.10 Additional Terms and Conditions of the Offering. Except as otherwise provided in this Article III, the General Partner shall have sole and complete discretion in determining the terms and conditions of the offering and sale of Interests, and the General Partner is authorized and directed to do all things which it deems to be necessary, convenient, appropriate or advisable in connection therewith, including, but not limited to, the preparation and filing on behalf of the Partnership of a Registration Statement with the Securities and Exchange Commission, the qualification of Interests pursuant to the "Blue Sky" laws of any state in which the General

Partner determines to market the Interests and the execution and performance of agreements with a dealer manager and others concerning the marketing of Interests on such basis and upon such terms as the General Partner shall deem appropriate.


                                  ARTICLE IV

                Compensation of General Partner and Affiliates
                          and Burger King Corporation

         4.1 Selling Commissions and Dealer Manager Fee. An Affiliate of the General Partner acting as the Partnership's agent for the placement of the Interests shall receive, as compensation for the sale of Interests, a selling commission not to exceed seven and one-half percent (7 1/2%) of the gross proceeds derived from all sales made directly by such Affiliate or by others. In addition to such selling commission, an amount equal to 1% of the gross offering proceeds will be paid to such Affiliate as a dealer manager fee.
The Partnership will also reimburse the General Partner and such Affiliate for actual out-of-pocket expenses incurred in connection with organizing the Partnership and the sale of Interests, including legal fees, subject to the limitation described in Section 4.2 hereof.

         4.2 Reimbursement of Organizational and Offering Expenses. The Partnership will reimburse the General Partner and its Affiliates, or pay as the case may be, for all actual out-of-pocket organizational and offering expenses incurred in connection with organizing the Partnership and the sale of Interests, including legal and accounting fees, printing costs, escrow fees, the dealer manager fee referred to in Section 4.1 above, securities registration and qualification fees and other expenses; as well as $25,000 as a non-accountable allowance for expenses of Burger King Corporation in connection with this offering, in an amount not to exceed the lesser of (i) $900,000 or (ii) 7 1/2% of the gross offering proceeds. To the extent that such expenses exceed the lesser of item (i) or (ii) above, an Affiliate of the General Partner and Burger King Corporation have each agreed to pay 50% of the excess.

         4.3 Acquisition Fee, Property Management Fees and Additional Property Management Fee to Burger King Corporation. Pursuant to the Master Agreement, the Partnership pay Burger King Corporation an Acquisition Fee for its services in connection with the acquisition of properties, to the extent specified in such agreement. Pursuant to the Burger King Property Management Agreements, the Partnership shall pay Burger King Corporation Property Management Fees for its services in connection with the management of properties to the extent specified in such agreements. Pursuant to the Burger King Property Management Agreements and the Master Agreement, the Partnership shall pay Burger King Corporation an Additional Property Management Fee for its services in connection with the disposition of properties to the extent provided in such agreements.

         4.4 Acquisition Fees to the General Partner. For services to the Partnership rendered by the General Partner in connection with the acquisition of properties, the Partnership shall pay the General Partner an Acquisition Fee equal to 1% of the Partnership's "investment." The Partnership's "investment" in the case of restaurants located on land owned in fee simple will equal the cost of land acquisition plus construction costs and capitalized interest. The Partnership's "investment" in the case of restaurants located on leased land will equal construction costs plus ground lease payments during the construction period and capitalized interest. The Acquisition Fee to the General Partner will be payable upon the opening of a restaurant on the basis of Burger King Corporation's estimate of the Partnership's "investment." Within 120 days thereafter and upon determination of the Partnership's actual investment, appropriate adjustments will be made to correct any overpayment or underpayment of such Acquisition Fee.


                                   ARTICLE V

             Cash Distributions, Allocations of Profits and Losses
               and Allocation of Certain Nondeductible Expenses

         5.1 Cash Distributions of Net Cash Flow from Operations. (a) Distributions of Net Cash Flow from Operations shall be made to the Partners quarterly during each Partnership Year, within 60 days after the end of each calendar quarter (for such purposes Distributions made on or before January 30 of each year shall be treated as a Distribution made with respect to the previous Partnership Year), beginning after the first complete fiscal quarter subsequent to the Initial Closing Date, on the basis of ninety-five percent (95%) to the Limited Partners and five percent (5%) to the General Partner.

         (b) At the end of each Partnership Year, amounts distributed pursuant to this Section 5.1 during such year to each Limited Partner shall be considered to consist of, and reduce accordingly, the following amounts:

                 (i) first, the current return at the rate of 12 1/2%, accrued since the beginning of the Partnership Year (and for the year of such Limited Partner's admission, from the effective date of such Partner's admission) on such Limited Partner's Remaining Invested Capital (as adjusted from time to time), to the extent such return is not considered to have been paid out of such year's Distributions of Net Property Disposition Proceeds pursuant to Section 5.2(b)(i) hereof; and

                 (ii)  second, Remaining Invested Capital.

         5.2 Cash Distributions of Net Property Disposition Proceeds. (a) Distributions of Net Property Disposition Proceeds, if any, shall be made once each calendar quarter to the Partners within 60 days after the end of each calendar quarter. Subject to the rights of Burger King Corporation as set forth in the Burger King Property Management Agreement and the Master Agreement and after capital accounts have been adjusted to reflect (1) Distributions of Net Cash Flow from Operations to date and (2) the appropriate allocations pursuant to Section 5.4 hereof, the General Partner shall cause the Partnership to distribute Net Property Disposition Proceeds as follows:

                 (i)  If Payout has not yet occurred:

                          (A) ninety-nine percent (99%) to the Limited Partners and one percent (1%) to the General Partner in an amount sufficient to cause Payout to occur;

                          (B) Notwithstanding the foregoing paragraph (A), if, prior to Payout, the aggregate outstanding balance in the capital accounts of the Limited Partners is less than the amount which must be distributed to them in order to cause Payout to occur, then Net Property Disposition Proceeds shall be distributed, first, if the outstanding balances of the General Partner's capital account and the Limited Partners' aggregate capital accounts are both positive, ninety-nine percent (99%) to the Limited Partners and one percent (1%) to the General Partner until the amount so allocated is sufficient to reduce the lesser of the General Partner's capital account or the Limited Partners' aggregate capital accounts to zero; second, after adjusting all capital accounts to reflect distributions, if any, under the immediately preceding clause, to any Partner(s) in the amount necessary to reduce its (or their) outstanding capital account(s) to zero; and finalLy, the balance, if any, ninety-nine percent (99%) to the Limited Partners and one percent (1%) to the General Partner in the amount necessary to cause Payout to occur.

                 (ii) Once Payout has occurred, and after adjusting capital accounts to reflect Distributions, if any, made pursuant to Section 5.2(a)(i) hereof, first, in proportion to and to the extent of the outstanding balances of the Partners' capital accounts; and second, the remainder, if any, ninety-four and 12/100 percent (94.12%) to the Limited Partners and five and 88/100 percent (5.88%) to the General Partner.

         (b) At the end of each quarter, amounts distributed to each Limited Partner pursuant to this Section 5.2 shall be considered to consist of, and reduce accordingly, the following amounts:

                 (i) first, the current return at the rate of 12 1/2% accrued from the beginning of that Partnership Year (and for the year of such Limited Partner's admission from the effective date of such Partner's admission) to date on such Limited Partner's Remaining Invested Capital, as adjusted from time to time;

                 (ii)  second, Remaining Invested Capital.

         5.3 Allocation of Distributions among Limited Partners. Net Cash Flow from Operations and Net Property Disposition Proceeds will be distributed quarterly as set forth in Sections 5.1 and 5.2 hereof, but apportioned on a monthly basis to the holders of Interests in the ratio in which the number of Interests owned by each Limited Partner on the last day of the month bears to the total number of Interests owned by all Limited Partners as of that date.

         5.4 Allocation of Gain, Income and Loss. (a) The allocation of all gain with respect to Dispositions of Partnership properties or other capital transactions shall be made only after Net Cash Flow from Operations, if any, has been distributed, all other appropriate allocations pursuant to this Section have been made, capital accounts have been adjusted to reflect such distributions and allocations and shall be as follows:

                 (i)  Prior to Payout

                          (A) If Payout has not yet occurred, gain shall be allocated, first, ninety-nine percent (99%) to the Limited Partners and one percent (1%) to the General Partner, until the amount so allocated to the Limited Partners equals the difference between (x) the amount required to be distributed to the Limited Partners in order to cause Payout to occur and (y) the aggregate outstanding balance of their capital accounts; second, to any Partner in an amount sufficient to increase his negative capital account to zero; and finally, the balance, if any, ninety-four and 12/100 percent (94.12%) to the Limited Partners and five and 88/100 percent (5.88%) to the General Partner.

                          (B) Notwithstanding the foregoing, if Payout has not yet occurred and the aggregate outstanding balance of the Limited Partners' capital accounts exceeds the amount which must be distributed to them in order to cause Payout to occur, then gain shall first be allocated to the General Partner in an amount equal to 6.25% of such excess, and then, the remaining gain, if any, shall be allocated ninety-four and 12/100 percent (94.12%) to the Limited Partners and five and 88/100 percent (5.88%) to the General Partner.

                 (ii)  Post Payout

                          After Payout, gain shall first be allocated to the
                 General Partner in an amount sufficient to bring the General Partner's capital account balance equal to five and 88/100 percent (5.88%) of the aggregate outstanding capital account balances of all the Partners; then, the remaining gain, if any, shall be allocated ninety-four and 12/100 percent (94.12%) to the Limited Partners and five and 88/100 percent (5.88%) to the General Partner.

                 (iii) Any gain recognized with respect to Dispositions of Partnership properties, or other capital transactions which for federal income tax purposes is treated as ordinary income, rather than capital gain as a result of previous depreciation deductions, will be allocated insofar as possible under the allocations in paragraphs (i) and (ii) above to those Partners who were allocated the depreciation deductions which resulted in such ordinary income.

         (b) Credits and income or gain from operations or other transactions not covered by subparagraph (a) above and determined without regard to depreciation and/or amortization, will be allocated on an annual basis ninety-five percent (95%) to the Limited Partners and five percent (5%) to the General Partner.

         (c) Except as provided below, depreciation and amortization shall be allocated among the Partners in the same proportion as the respective balances of their capital accounts as of the beginning of the tax year with respect to which the allocation is being made. However, any Partner admitted to the Partnership after the Initial Closing Date, but on or before the Final Closing Date, shall be considered to have had a capital account balance at the beginning of the tax year equal to the amount of his capital contribution for the purpose of allocating any depreciation or amortization which is allocable to the months subsequent to such Partner's admission to the Partnership. Furthermore, in the year in which Payout occurs, depreciation and amortization allocable to that portion of the year preceding Payout shall be allocated among the Partners in accordance with capital accounts as provided above and that portion of the depreciation and amortization allocable to the portion of the year following Payout shall be allocated among the Partners in the same proportion as the respective balances of their capital accounts as of the end of the quarter in which Payout occurred, with all appropriate adjustments through that quarter being taken into account.

         (d) Prior to Payout, losses shall be allocated ninety-nine percent (99%) to the Limited Partners and one percent (1%) to the General Partner. Subsequent to Payout, losses shall be allocated ninety-four and 12/100 percent (94.12%) to the Limited Partners and five and 88/100 percent (5.88%) to the General Partner.

         (e) For purposes of these allocations, income, gain, loss, deduction and credit shall be allocated to each calendar month of the year, regardless of Partnership operations during the months of the year, and shall be apportioned on a monthly basis to the holders of Interests in the ratio in which the number of Interests owned by each Limited Partner on the last day of the month bears to the total number of Interests owned by all the Limited Partners as of that date.

         (f) Allocations of gain, income and loss for book purposes will be made in accordance with the same method used for tax purposes.

         5.5 Allocation of Certain Nondeductible Expenses. (a) Organizational expenses, offering expenses, and other items which are paid by the Partnership pursuant to Article IV hereof and which are nondeductible and nonamortizable for federal income tax purposes, but not including any sales commissions paid pursuant to Section 4.1 hereof, shall be allocated ninety-nine percent (99%) to the Limited Partners and one percent (1%) to the General Partner.

         (b) Costs allocated to the Limited Partners pursuant to the preceding paragraph shall be apportioned among them in the ratio in which the number of Interests owned by each Limited Partner on the Final Closing Date bears to the total number of Interests owned by all Limited Partners as of that date.

         5.6 Taxes Withheld. Any amount of taxes withheld with respect to any Partner's allocable share of any income of the Partnership shall be deemed to be a distribution or payment to such Partner and shall reduce the amounts otherwise distributable to such Partner.

                                  ARTICLE VI

               Powers, Rights and Duties of the General Partner

         6.1 Management and Control of the Partnership. The General Partner shall have exclusive authority to manage the operations and affairs of the Partnership and to make all decisions regarding the business of the Partnership. Pursuant to the foregoing, it is understood and agreed that the General Partner shall have all of the rights and powers of a general partner as provided under the laws of the State of New York and as otherwise provided by law, and any action taken by the General Partner shall constitute the act of and serve to bind the Partnership. Persons dealing with the Partnership are entitled to rely conclusively on the power and authority of the General Partner as set forth in this Agreement.

         6.2 Rights, Powers and Authority of the General Partner. Subject to any and all limitations expressly set forth in this Agreement, the General Partner is hereby granted the right, power and authority to do on behalf of the Partnership all things which, in its sole judgment, are necessary, proper or desirable to carry out the aforementioned duties and responsibilities, including, but not limited to, the right, power and authority:

                      (i) to expend the capital and revenues of the Partnership in furtherance of the Partnership's business;

                      (ii) to employ and dismiss from employment any and all employees, agents, independent contractors, attorneys and accountants;

                    (iii) to acquire Burger King restaurant sites, either in fee simple or by leasehold interest, and thereafter to hold for investment, lease, sell, exchange or otherwise dispose of all Burger King restaurants constructed on such sites, and the land upon which they are situated;

                      (iv) to construct, alter, improve, repair, raze, replace or rebuild any Partnership property;

                      (v) to do any and all of the foregoing at such price, rental or amount, and upon such terms as the General Partner deems proper;

                      (vi) to purchase, at the expense of the Partnership, liability and other insurance deemed necessary to protect the Partnership properties and business:

                    (vii) to open and maintain a bank account or accounts on behalf of the Partnership with a bank in the United States having undivided capital and surplus of not less than One Hundred Twenty Five Million Dollars ($125,000,000), and to designate and change signatories on such account or accounts;

                   (viii) to invest such funds as are temporarily not invested in Partnership properties, including the Partnership's working capital, in accordance with the terms of Section 6.3(b) hereof; and

                      (ix) to execute, acknowledge and deliver any and all agreements, contracts, documents, certificates, deeds, bills of sale and any other instruments necessary or convenient in connection with the business of the Partnership or to effectuate any and all of the foregoing.

         6.3 Partnership's Policies. The General Partner shall use its best efforts to observe the following Partnership policies:

                 (a) The Partnership shall seek to acquire (by purchase in fee simple or by leasehold interest) the sites for, and thereafter construct or cause to be constructed thereon, and own, approximately 30 free-standing Burger King "fast food" restaurant buildings, for lease on a net basis to franchisees of Burger King Corporation who will operate such restaurants. Burger King Corporation, as agent for the Partnership will provide property acquisition and management services, including collection of rents under Partnership leases, pursuant to the Burger King Property Management Agreement and will supervise the construction of the restaurants and related improvements pursuant to the Development Agreement.

                 (b) Until all of the investment capital of the Partnership has been invested in restaurant properties, the General Partner shall, to the extent practicable, temporarily invest such investment capital and the Partnership's working capital and reserves in United States government securities, securities of governmental agencies if covered by a bank repurchase agreement, bankers' acceptances, documented discount notes, certificates of deposit in banks having undivided capital and surplus of not less than One Hundred Twenty-Five Million Dollars ($125,000,000) and money market funds and accounts, including money market funds sponsored or managed by Affiliates of the General Partner.

                 (c) The Partnership shall not manage or operate any restaurants or have any direct interest in the "fast food" restaurant business nor shall it acquire or finance the acquisition of the equipment necessary to operate Burger King restaurants.

                 (d) Subject to review and approval by the General Partner and until all of the investment capital of the Partnership has been invested in restaurant properties, as and when Partnership funds become available therefor, the Partnership shall acquire restaurant sites located in the United States in the order that they become available to Burger King Corporation, exclusive of (i) restaurant properties which Burger King Corporation determines to operate itself, (ii) restaurant properties which are to be developed, constructed and owned by Burger King Corporation franchisees on sites proposed to Burger King Corporation by such franchisees and (iii) restaurant properties which are made available to Burger King Limited Partnership II.

                 (e) The Partnership shall endeavor to diversify the restaurant properties it acquires with respect both to geographic location and lessees.

                 (f) Leases from the Partnership to franchisees of Burger King Corporation shall be net leases for an initial term of twenty
         (20) years. Such leases shall have the following basic rental terms; provided, however, the Partnership may enter into renewal leases or leases with successor lessees with different terms if, in the sole discretion of the General Partner, economic circumstances make the original lease terms unsuitable:

                          (1) for restaurants constructed on land owned by the Partnership in fee simple. the annual rent will be the greater of:

                                  a.  14.5% of the Partnership's investment
                          (equal to the cost of land acquisition and construction costs, as estimated at the time the lease is executed. plus capitalized interest) in the applicable property; or

                                  b.  8.5% of the applicable lessee's annual
                          gross sales from operation of the applicable restaurant property.

                          (2) for restaurants constructed on land subleased by
                 the Partnership, the annual rent will be the greater of:

                                  a.  the sum of (x) 14.5% of the
                          Partnership's investment (equal to construction costs, as estimated at the time the lease is executed, plus the ground lease rent payments during the construction period, plus capitalized interest) in the applicable property and (y) 114.5% of the ground rent paid to the owner of the underlying land; or

                                  b.  8.5% of the applicable lessee's annual
                          gross sales from operation of the applicable restaurant property.

         In the case of restaurants located on leased land, Burger King Corporation will be the prime ground lessee and will sublease to the Partnership any such land, for a term of ten (10) years (with certain renewal options), at cost plus an additional amount equal to 14.5% of the monthly ground rent paid by Burger King Corporation to the landowner (such additional amount being in consideration of the contingent liability assumed by Burger King Corporation as prime ground lessee).

         (g) All restaurant properties acquired by the Partnership shall be leased to franchisees of Burger King Corporation except as otherwise provided in the Development Agreement, the Property Management Agreement or the Sublease between Burger King Corporation and the Partnership pertaining to the applicable restaurant property.

         (h) The General Partner shall not re-invest Net Property Disposition Proceeds.

         (i) The General Partner shall endeavor to sell, as soon after the tenth year following the Final Closing as economic circumstances warrant and in a manner consistent with the Partnership's investment objective of realization of long-term appreciation, consistent with preservation of Partners' capital, all restaurant properties which have not previously been sold to Burger King Corporation, in accordance with the terms set forth in
Section 6.7 hereof, or to third parties.

         (j) Within 120 days following the end of each Partnership Year, an estimate will be made by an independent appraiser of the current aggregate market value of the Partnership's portfolio of Properties.

         6.4 Services of the General Partner. The General Partner shall devote such time to the affairs of the Partnership as the General Partner, in its sole discretion, shall deem appropriate, consistent with its obligations under this Agreement.

         6.5 Other Business Interests of the General Partner. The General Partner and its Affiliates may have other business interests or engage in other business ventures of any nature or description, whether presently existing or hereafter created, including, but not limited to, the rendering of advice or services of any kind to other investors, the making of other investments, even if competitive with the business of the Partnership, including investments in the commercial real estate business in all of its phases, which shall include, without limitation, the ownership, operation, management, syndication and development of commercial real property, including property competitive with restaurant properties of the Partnership, and including Burger King Limited Partnership I and Burger King Limited Partnership II, and neither the Partnership nor any Partner shall have any rights in or to such independent ventures or the income or profits derived therefrom; provided, however, neither the General Partner nor its Affiliates will offer to sell interests in partnerships organized to acquire Burger King restaurant properties until all Interests in the Partnership have been sold or the offering of interests has terminated.

         6.6 Code Section 754 Election. The General Partner may, in its sole discretion, make (and, if made, may revoke) the election referred to in
Section 754 of the Code or any similar provision enacted in lieu thereof and is absolved from any and all liability to all previously admitted or subsequently admitted Partners based on the making or revocation of such election. Each of the Partners will, upon request, supply the information necessary properly to give effect to such election.

         6.7 Purchase Option on Partnership Properties. The Partnership shall enter into a Purchase Option Agreement with Burger King Corporation pursuant to which Burger King Corporation shall have a right of first refusal to match any third party offer to purchase any restaurant property during the first seven years following the Final Closing Date and, thereafter, the right, but not the obligation, to purchase any or all of the Partnership properties (including the restaurant buildings and the underlying land or ground leasehold) from the Partnership during the eighth through the tenth years following the Final Closing Date, at fair market value, determined at that time by independent appraisal.

         6.8 Reimbursement of the General Partner. Reimbursement to the General Partner and its Affiliates of expenses shall not be allowed, except:

                 (a)  for the expenses described in Section 4.2 hereof; and

                 (b) for the actual cost of goods, services and materials used for and by the Partnership and obtained from entities unaffiliated with the General Partner or an Affiliate of the General Partner, including, but not limited to, audit, appraisal, legal and tax preparation fees as well as costs of data processing services.

         6.9 Restrictions on Authority of the General Partner. Anything in this Agreement to the contrary notwithstanding, the General Partner shall have no authority to:

                 (a) pay for any services performed by the General Partner or Affiliates of the General Partner, except as otherwise permitted in this Agreement;

                 (b)  do any act in contravention of this Agreement;

                 (c) do any act which would make it impossible to carry on the ordinary business of the Partnership;

                 (d)  confess a judgment against the Partnership;

                 (e) execute or deliver any general assignment for the benefit of the creditors of the Partnership;

                 (f) possess Partnership property or assign the rights of the Partnership in specific property for other than a Partnership purpose;

                 (g) admit a person as a Partner, except as provided in this Agreement;

                 (h) invest more than 25% of the Partnership's investment capital in restaurant properties located on land not owned by the Partnership in fee simple;

                 (i) mortgage, pledge, encumber or hypothecate the assets of the Partnership to secure the repayment of sums borrowed in connection with the acquisition, construction and ownership of the restaurant properties;

                 (j) sell, lease or sublease any property to the Partnership, or purchase, lease or sublease any property from the Partnership;

                 (k)  issue senior securities of the Partnership;

                 (l) make loans to other persons except in connection with the sale of its properties;

                 (m) invest in the securities of other issuers for the purposes of exercising control;

                 (n)  to underwrite securities of other issuers;

                 (o) engage in the purchase and sale (or turnover) of investments other than Burger King restaurants;

                 (p)  offer securities in exchange for property;

                 (q) repurchase or reacquire its own securities except for the limited partnership interest of the Initial Limited Partner;

                 (r) commingle funds of the Partnership with funds of any other limited partnership;

                 (s) receive any rebates or give-ups or participate in reciprocal business arrangements prohibited by state law or regulation;

                 (t) invest in limited partnership interests of any other limited partnerships;

                 (u) make available to the Partnership from the funds of the General Partner financing of any type for the acquisition, construction or ownership of Burger King restaurant properties;

                 (v) allow reinvestment of Net Cash Flow from Operations or Net Property Disposition Proceeds,

                 (w) permit Acquisition Fees to exceed, in the aggregate, eighteen percent (18%) of the gross proceeds of the offering of Interests in the Partnership.

         6.10 Net Worth Representation. In addition to its other duties and obligations, the General Partner further agrees as follows:

                 (a) At the time the investors are admitted to the Partnership, the General Partner's assets (other than its interest in, or claims against, the Partnership) will have a current fair market value that exceeds its liabilities by an amount equal to ten percent (10%) or more of the Limited Partners' Capital Contributions; and

                 (b) At all times subsequent to the admission to the Partnership of the Limited Partners, the General Partner will use its best efforts to maintain a net worth in excess of the total amount that could reasonably be expected to be demanded from it by creditors of the Partnership and any other partnership in which it has the liabilities of a general partner.

                                  ARTICLE VII

               Transferability of the General Partner's Interest

         7.1 Liability of the Terminated General Partner. In the event the General Partner is removed by vote of the Limited Partners pursuant to
Section 8.3 hereof, becomes Bankrupt or Incapacitated, the Terminated General Partner shall remain liable for its portion of any obligations and liabilities incurred by the Partnership or by it as General Partner prior to the time of such removal, Bankruptcy or Incapacity but it shall not be liable for any obligation or liability incurred by the Partnership from and after the time of such removal, Bankruptcy or Incapacity.

         7.2 Removal, Bankruptcy or Incapacity of the General Partner. In the event of the removal, Bankruptcy or the Incapacity of the General Partner, the Partnership shall be dissolved, pursuant to the terms of this Agreement, unless the Limited Partners elect a Successor General Partner in accordance with the terms of Section 11.1 hereof.

         7.3 Valuation of the General Partner's Partnership Interest. In the event of the removal, Bankruptcy or Incapacity (except for voluntary dissolution or liquidation of the General Partner) of the General Partner, then, upon the election, if any, by the Limited Partners to continue the business of the Partnership and to appoint a Successor General Partner, the interest in the Partnership of the Terminated General Partner shall be valued at fair market value by independent appraisal and shall be assigned to the Successor General Partner upon payment of the amount of such valuation to the Terminated General Partner or if appropriate to its legal representative.
The Terminated General Partner and the Limited Partners shall each select an independent appraiser within 30 days of such election. If such appraisers fail to agree on such fair market value within 60 days, then the two appraisers shall jointly select a third appraiser whose determination shall be final and binding, and if they cannot agree on such selection the then President of the Bar Association of the City of New York shall appoint such third appraiser.

         In the event of the voluntary withdrawal from the Partnership by the General Partner or the voluntary dissolution or liquidation of the General Partner, then, upon the election, if any, by the Limited Partners to continue the business of the Partnership and to appoint a Successor General Partner, the interest in the Partnership of the voluntarily withdrawing, dissolving of liquidating General Partner shall be valued at One Dollar ($1).

                                 ARTICLE VIII

                        Rights of the Limited Partners

         8.1  Limitations on Limited Partners.  No Limited Partner shall take part in the management of the business of the Partnership, transact any business for the Partnership, or have the power to sign for or to bind the Partnership to any agreement or document, said powers being vested solely and exclusively in the General Partner; provided, however, the Limited Partners shall have the rights specifically provided for herein.

         8.2 Liability of Limited Partners. So long as the Limited Partners do not exceed the scope of Section 8.1 hereof, no Limited Partner shall have any personal liability whatsoever, whether to the Partnership, to any of the Partners, or to the creditors of the Partnership, for the debts of the Partnership or any of its losses beyond (i) the amount contributed by him to the capital of the Partnership as set forth in Schedule A annexed hereto,
(ii) his share of undistributed profits and (iii) except as otherwise set forth below. To the extent required by applicable law, a Limited Partner will be liable to the Partnership and to its creditors for and to the extent of any Distribution made to such Limited Partner if, after such Distribution, the remaining assets of the Partnership are insufficient to pay its then outstanding liabilities, exclusive of liabilities to Limited Partners on account of their contributions and liabilities to the General Partner. Additionally, to the extent that a Distribution to a Limited Partner constitutes a return of all or a portion of such Limited Partner's Capital Contribution, even though such Distribution was rightfully made, such Limited Partner will be liable to the Partnership for any sum, not in excess of such return of capital, together with interest thereon, as may be required by law, necessary to discharge the Partnership's liabilities to creditors who extended credit or whose claims arose prior to such return of capital.

         8.3 Voting Rights of Limited Partners. Whenever the Limited Partners are entitled, pursuant to this Section 8.3, to vote on any particular matter, each Limited Partner shall be entitled to cast as many votes as the number of Interests he holds. For purposes of determining the number of votes which he is entitled to cast, a Limited Partner shall be deemed to be the holder of only those Interests shown on Schedule A, as amended by the last filed Certificate of Limited Partnership.

         Limited Partners shall have the right to vote only upon the following matters and Limited Partners voting a majority in interest may, without the concurrence of the General Partner, cause:

                 (a) The removal of the General Partner and the election of a replacement therefor;

                 (b)  The termination and dissolution of the Partnership;

                 (c) The amendment of this Agreement; provided, however, any amendment so adopted by majority in interest of the Limited Partners changing (y) the proportionate interest of any Partner's participation in the allocation of profits or losses or Distributions by the Partnership of Net Cash Flow from Operations or Net Property Disposition Proceeds, or (z) the powers, rights and duties of the General Partner, will require the consent of each Partner affected thereby; provided, further, any amendment of this Section 8.3(c) will require the consent of all the Partners;

                 (d) The sale of all or substantially all of the assets of the Partnership in a single sale (subject to any contractual obligation of the Partnership then in effect); and

                 (e) The disapproval of any sale of all or substantially all of the assets of the Partnership in a single sale.

         The rights of the Limited Partners described in subparagraphs (a),
(b), (d) and (e) of this Section 8.3 will be ineffective until such time as
(a) either (i) a court of competent jurisdiction shall have determined in an action for declaratory judgment or similar relief sought on behalf of the Limited Partners, that neither the grant nor the exercise of such provisions will result in the loss of any Limited Partner's limited liability, or (ii) counsel to the Partnership shall have delivered to the Partnership an opinion to the same effect; and (b) either (i) a favorable ruling shall have been received by the Partnership from the Internal Revenue Service that neither the grant nor the exercise of such provisions will adversely affect the classification of the Partnership as a partnership for federal income tax purposes, or (ii) such counsel shall have delivered to the Partnership an opinion to the same effect.

         8.4 Treatment of the General Partner as a Limited Partner. In the event that the General Partner shall own any Interests, the General Partner shall in all respects be treated as a Limited Partner with respect to such Interests.

                                  ARTICLE IX

                Transferability of a Limited Partner's Interest

         9.1 Restrictions on Transfer or Assignment of Interests. (a) No Limited Partner may sell, assign, transfer, encumber or otherwise dispose of all or any portion of its beneficial interest in the right to receive Distributions and allocations of profit and loss in Interests without giving written notice of the sale, assignment, transfer, encumbrance or disposition to the General Partner. No sale, assignment, transfer, encumbrance or disposition shall be effective against the Partnership or the General Partner until the first day of the calendar quarter next succeeding the quarter in which the General Partner receives the written notice described below and a duly executed written instrument of assignment. Any sale, assignment, transfer, encumbrance or disposition by an assignee of Interests of its beneficial interest in the right to receive Distributions and allocations of profit and loss in Interests shall not be effective against the Partnership or the General Partner until the first day of the calendar quarter next succeeding the quarter in which the General Partner receives the written notice described below and a duly executed written instrument of assignment. If a sale, assignment, transfer, encumbrance or disposition occurs by reason of the death of a Limited Partner or assignee such written notice may be given by the duly authorized representative of the estate of the Limited Partner or assignee and shall be supported by such proof of legal authority and valid assignment as may reasonably be requested by the General Partner. The written notice required by this Section 9.1 shall specify the name and residence address of the assignee and the date of assignment, shall include a statement by the assignee that he agrees to give the above-described written notice to the General Partner upon any subsequent assignment, and shall be signed by both the assignor and assignee. The General Partner may, in its sole discretion, waive receipt of the above-described notice or waive any defect therein. The Partnership shall recognize the assignee as the holder of the beneficial interest in the Distributions from the Partnership and the allocation of profits and losses of the Partnership so assigned (but not as a Substituted Limited Partner except pursuant to the provisions of Section 9.2 hereof), provided, such assignment is made in accordance with the provisions of this Article IX.

         (b) No transfer, assignment or other disposition of a beneficial interest in the right to receive Distributions and allocations of profit and loss in any Interest or any fraction thereof may be made (1) if the General Partner or counsel to the Partnership shall be of the opinion that such transfer, assignment or other disposition of such Interest:

                 (i) would be in violation of any applicable state securities or "Blue Sky" laws or any investor suitability standards established by the Partnership;

                 (ii) would result in the Partnership being classified other than as a partnership for federal income tax purposes; or

                 (iii) would result in the termination of the Partnership pursuant to the provisions of Section 708 of the Code; and

         (2) Unless all of the following conditions are satisfied: (i) the Interests being assigned by the assignor shall consist of at least five (5) Interests (in the case of an IRA two (2) Interests or such higher number of Interests as may be required by applicable state law) and if the assignor shall assign less than all of his Interests, such assignor shall retain at least five (5) Interests (in the case of an IRA two (2) Interests or such higher number of Interests as may be required by applicable state law); (ii) the assignor and assignee shall execute and acknowledge such other instruments as the General Partner reasonably deems necessary or desirable to effect such assignment including, but not limited to, evidence of the assignee's compliance with suitability standards imposed by the Partnership and applicable "Blue Sky" Laws, and (iii) the Partnership shall have received from the assignor or assignee a transfer fee to cover all reasonable expenses of the transfer, including without limitation, all legal expenses, not to exceed Two Hundred Dollars ($200) per transaction, but such transfer may be waived by the General Partner, in its sole discretion.

         9.2 Substituted Limited Partners. In addition to the restrictions on sales, assignments, transfers, encumbrances and other dispositions of a beneficial interest in the right to receive Distributions and allocations of profit and loss in Interests, as set forth in Section 9.1 hereof, no assignee, transferee, donee, legatee, distributee, or other recipient of a beneficial interest in the right to receive Distributions and allocations of profit and loss in an Interest (collectively referred to for the purposes of this Article IX, as the "recipient") shall be admitted to the Partnership as a Substituted Limited Partner unless all of the following conditions are satisfied:

                 (a) A duly executed written instrument of assignment setting forth the intention of the Limited Partner seeking to sell, assign. transfer, encumber or otherwise dispose of all or a portion of his Interests (collectively referred to for the purposes of this Article IX as the "assignor") that the recipient shall become a Substituted Limited Partner in his place, which is in form and substance satisfactory to the General Partner, shall have been filed with the General Partner;

                 (b) The Interests being acquired by the recipient shall consist of at least five (5) Interests (in the case of an IRA two (2) Interests or such higher number of Interests as may be required by applicable state law) and, if the assignor shall retain any Interests, such assignor shall retain at least five (5) Interests (in the case of an IRA two (2) Interests or such higher number of Interests as may be required by applicable state law);

                 (c) The assignor and recipient shall execute and acknowledge such other instruments as the General Partner reasonably deems necessary or desirable to effect such assignment and admission, including, but not limited to, evidence of the recipient's compliance with suitability standards imposed by the Partnership and any applicable "Blue Sky" laws, the written acceptance and adoption by the recipient of the provisions of this Agreement and his execution, acknowledgment and delivery to the General Partner of a special power of attorney, the form and content of which are more fully described in Article XVI hereof;

                 (d) The Partnership shall have received from the assignor or recipient a transfer fee to cover ail reasonable expenses of the transfer, including, without limitation, all legal expenses and all expenses related to the amendment of the Certificate of Limited Partnership, not to exceed Two Hundred Dollars ($200) per transaction, but such transfer fee may be waived by the General Partner, in its sole discretion; and

                 (e) The General Partner has consented in writing to the recipient becoming a Substituted Limited Partner, which consent the General Partner may grant or withhold in its sole discretion.

         9.3 Recognition of Assignment or Transfer. (a) Any sale, assignment, transfer, encumbrance or other disposition of an Interest in contravention of any of the provisions of this Article IX shall be void and ineffective, shall be of no force and shall not he binding upon or recognized by the Partnership.

         (b) A recipient of a beneficial interest in the Distributions from the Partnership and the allocation of profits and losses pursuant to Section 9.1(a) hereof, who is not admitted as a Substituted Limited Partner, shall have no right to require any information or account of the Partnership's transactions or to inspect the Partnership's books; he shall only be entitled to receive Distributions from the Partnership and the share of income, gain, loss, deduction and credit attributable to the beneficial interest in the Interests acquired by reason of such sale, assignment, transfer, encumbrance or other disposition from the first day of the month following the month in which the written assignment instrument, executed by the assignor and in form and substance reasonably satisfactory to the General Partner, and other documents reasonably deemed necessary or appropriate by the General Partner (as, for example, evidence that the recipient meets the Partnership's investor suitability standards and evidence of compliance with standards imposed by applicable state securities, or "Blue Sky" laws) shall have been received by the Partnership.

         (c) Anything herein to the contrary notwithstanding, both the Partnership and the General Partner shall be entitled to treat the assignor of such Interests as the absolute owner thereof in all respects, and shall incur no liability for allocations of income, gain, loss, deduction or credit or for Distributions to the assignor until the first day of the calendar quarter following the calendar quarter in which the Partnership shall have received the written assignment instrument executed by the assignor in form and substance reasonably satisfactory to the General Partner and other documents reasonably deemed necessary or appropriate by the General Partner.

         9.4 Treatment of a Substituted Limited Partner as a Limited Partner. Within a reasonable period of time after the date when the General Partner shall have consented to the substitution of a recipient as a Substituted Limited Partner, and the assignor and recipient shall have satisfied all of the conditions of Section 9.2 hereof, the General Partner shall amend the Certificate of Limited Partnership to admit the recipient as a Substituted Limited Partner. The admission of any person as a Substituted Limited
Partner shall become effective upon the first day of the calendar quarter following the satisfaction of all of the conditions set forth in Section 9.2 hereof. Any person admitted to the Partnership as a Substituted Limited Partner shall be subject to all of the provisions of this Agreement as if an original party hereto.

         9.5 Withdrawal, Bankruptcy or Incapacity of a Limited Partner. (a) No Limited Partner at any time shall withdraw from the Partnership. However, such restriction shall not prevent the substitution of a Limited Partner in the place and stead of another Limited Partner if the applicable terms and conditions of Section 9.2 hereof are complied with.

         (b) In the event of Bankruptcy or Incapacity of a Limited Partner (the "Withdrawing Limited Partner"), the legal representative of the Withdrawing Limited Partner shall have such power as the Withdrawing Limited Partner possessed to constitute a successor as an assignee of his Interests in the Partnership and to join with such assignee in making application to substitute such assignee as a Limited Partner. Such legal representative shall succeed to the rights of the Withdrawing Limited Partner to receive Distributions from the Partnership and allocations of income, gain, loss, deduction and credit; provided, however, such legal representative shall not have the right to become a Substituted Limited Partner in the place of the Withdrawing Limited Partner unless the conditions of Section 9.2 hereof (other than the requirement that the assignor execute and acknowledge instruments) are first satisfied.

                                   ARTICLE X

                                Indemnification

         10.1 Indemnification of the General Partner. Neither the General Partner nor any officer, director, employee, agent, Affiliate or assignee of the General Partner shall be liable to the Partnership or the Limited Partners for any loss or damage incurred by reason of any act performed or omitted in connection with the activities of the Partnership or in dealing with third parties on behalf of the Partnership, if the General Partner, in good faith, determined that such course of conduct was in the best interests of the Partnership, and such course of conduct did not constitute fraud, negligence, misconduct or breach of fiduciary duty of the General Partner. The Partnership, its receiver or its trustee shall indemnify, save harmless and pay all judgments and claims against the General Partner, its officers, directors, employees, agents, Affiliates and assigns, from any liability, loss or damage incurred by them or by the Partnership by reason of any act performed or omitted to be performed by them in connection with the activities of the Partnership or in dealing with third parties on behalf of the Partnership, including costs and attorneys' fees (which attorneys' fees may he paid as incurred), and any amounts expended in the settlement of any claims of liability, loss or damage, provided that such course of conduct is not adjudicated by a court of competent jurisdiction to have constituted fraud, negligence or breach of fiduciary duty by the General Partner, and provided, further, that any such indemnification shall be recoverable only from the assets of the Partnership and not from the assets of the Limited Partners or the General Partner.

         The Partnership shall not pay for any insurance covering liability of the General Partner or officers, directors, employees, agents, Affiliates and assigns of the General Partner for actions or omissions for which indemnification is not permitted hereunder; provided, however, that nothing contained herein shall preclude the Partnership form purchasing and paying for such types of insurance, including extended coverage liability and casualty insurance as would be customary for any person owning comparable property and engaged in a similar business or from naming the General Partner or any Affiliate of the General Partner or both as additional insured parties on policies obtained for the benefit of the Partnership to the extent that there is no additional cost to the Partnership.

         Nothing contained herein shall constitute a waiver by any Limited Partner of any right which he may have against any party under federal or state securities laws.

         10.2 Limited Indemnification from Violations of the Securities Laws. Notwithstanding the foregoing Section 10.1, neither the General Partner nor any officer, director, employee, agent, Affiliate or assign of the General Partner or of the Partnership shall be indemnified from any liability, loss or damage incurred by them in connection with any claim or settlement involving allegations that federal and state securities laws were violated unless (i) the General Partner or other person or entity seeking indemnification is successful in defending such action and such indemnification is specifically approved by a court of law which shall have been advised as to the current position of the Securities and Exchange Commission regarding indemnification for violations of securities law or (ii) in case of a settlement, both the settlement and the indemnification are so approved.

         10.3 Indemnification of Limited Partners. The Partnership will indemnify, to the extent of Partnership assets, each Limited Partner against any claim of liability asserted against a Limited Partner solely because he is a Limited Partner in the Partnership.


                                  ARTICLE XI

                          Dissolution and Termination

         11.1 Events of Dissolution. The Partnership shall be dissolved and its business wound up upon the earliest to occur of:

                 (a) March 1, 1984, if subscriptions for four thousand (4,000) Interests have not been accepted on or before the applicable date;

                 (b) The date of the sale or other disposition of all or substantially all of the assets of the Partnership, unless the Partnership shall acquire a mortgage on a Partnership property as part of the consideration for such sale, in which case the Partnership shall be dissolved following the sale by it or the termination of its entire interest in such mortgage;

                 (c) The date of the removal, Incapacity or Bankruptcy of the General Partner, unless a majority in interest of the Limited Partners elect within ninety (90) days of the date of such removal, Incapacity or Bankruptcy to continue the business of the Partnership and appoint a Successor General Partner pursuant to the provisions of
         Article VII hereof;

                 (d) The date on which Limited Partners holding a majority in interest vote in favor of the dissolution and liquidation of the Partnership pursuant to the provisions of Article VIII hereof; or

                 (e)  December 31, 2028.

         The dissolution of the Partnership shall not release or relieve any of the parties hereto of their contractual obligations under this Agreement.

         11.2 Payment of Partnership Funds Upon Liquidation. (a) Upon dissolution of the Partnership and the failure to continue the business of the Partnership in accordance with the provisions hereof, the General Partner, or its successor, forthwith shall proceed to sell or otherwise liquidate the assets of the partnership.

         (b) After payment of all of the debts, liabilities and obligations of the Partnership and the expenses of dissolution and liquidation and the setting up of any reserves for contingencies that the General Partner or its successor reasonably deems necessary. Distributions in liquidation of the Partnership shall be made to the Partners in the same manner that Net Cash Flow from Operations and Net Property Disposition Proceeds, respectively, are distributed, as provided in Sections 5.1 and 5.2 hereof, as appropriate when consideration is given to the sources of the funds distributed in the liquidation.

         (c) For purposes of this Section 11.2, Net Cash Flow from Operations shall be distributed and the appropriate adjustments to Partners' capital accounts shall be made prior to the distribution of Net Property Disposition Proceeds.

         (d) No Partner shall be entitled to demand and receive property other than cash in return for his Capital Contribution and each Partner hereby waives all rights to partition of the property of the Partnership.

         11.3 Effectuation of Liquidation. Upon completion of the liquidation of the Partnership, the Partnership shall terminate and the General Partner or its successor shall have the authority to execute and record a certificate of cancellation of the Partnership, as well as any and all other documents required to effectuate the dissolution, liquidation and termination of the Partnership.


                                  ARTICLE XII

                                    Notices

         12.1 Notices. Whenever any notice is required or permitted to be given under any provision of this Agreement, such notice shall be in writing, signed by or on behalf of the person giving the notice, and shall be deemed to have been given on the earlier to occur of the date of actual delivery and receipt thereof by the addressee or, if mailed, the date when deposited in an official depository of the United States post office, postage prepaid, addressed to the person or persons to whom such notice is to be given as follows (or at such other address as shall be stated in a notice similarly given at least five (5) days prior to the giving of such notice):

                 (a) If to Shearson/BK Restaurants, Inc., such notice shall be given at Two World Trade Center, 105th Floor, New York, New York 10048; and

                 (b) If to a Limited Partner, such notice shall be given at the address shown on Schedule A hereto, as amended.

                                 ARTICLE XIII

                       Accounting Reports and Statements

         13.1 Fiscal Year. The fiscal year of the Partnership shall end on December 31 of each year.

         13.2 Records of Partnership Transactions. The General Partner shall keep, or cause to be kept, full and accurate records of all transactions of the Partnership.

         13.3 Access to Partnership Records. Limited Partners and their designated representatives shall be permitted access to all records of the Partnership at the principal office of the Partnership during reasonable business hours and shall have the right to make copies thereof. Upon written request, after payment of the reasonable expense of duplication, a Limited Partner shall be provided with a copy of the Certificate or Certificates of Limited Partnership containing the most recent listing of Partners' names, addresses and Capital Contributions.

         13.4 Preparation of Tax Returns; Tax Audits. (a) Within seventy-five (75) days after the end of each fiscal year of the Partnership, the General Partner shall prepare, or cause to be prepared, all federal, state and local partnership returns of income for the Partnership; and, in connection therewith, shall, in its sole discretion, make any available or necessary tax elections. Within such seventy-five (75) day period, the Partnership will furnish to each person who was a Limited Partner at any time during the preceding fiscal year all information required to be set forth in such Partner's individual federal income tax return.

         (b) In the event of an income tax audit of any federal, state or local Partnership tax return, to the extent the Partnership is treated as an entity for purposes of the audit, including administrative settlement and judicial review, the General Partner shall be authorized to act for, and its decision shall be final and binding upon, the Partnership; and all expenses incurred in connection therewith shall be an expense of the Partnership.

         13.5 Reports on Partnership's Business. Within sixty (60) days after the close of each quarter other than the last quarter of the fiscal year, commencing with the first full quarter after the Initial Closing Date, the General Partner shall furnish to each person who was a Limited Partner at any time during the quarter then ended, a report setting forth details with respect to the progress of the Partnership's business and unaudited financial statements and other relevant information regarding the Partnership and its activities during the quarter, including a statement of any transactions by the Partnership with the General Partner or its Affiliates and of fees, commissions, compensation, reimbursements and other benefits paid or accrued to the General Partner or its Affiliates for such quarter, showing the amount paid or accrued to each recipient and the services performed, and including a statement setting forth in detail the source of any Distributions paid to the Limited Partners for or during the quarter, including the amount of Distributions made from reserves, from funds generated through operations or the sale or other disposition of Partnership properties or assets.

         13.6 Availability of Reports on Form 10-Q. The Partnership shall also furnish to the Limited Partners, within sixty (60) days of the end of each quarter, the quarterly report on Form 10-Q filed by the Partnership with the Securities and Exchange Commission (or a quarterly report containing at least as much information as the Form 10-Q).

         13.7  Availability of Annual Reports.  Within one hundred twenty
(120) days after the end of each fiscal year, the General Partner shall furnish to each person who was a Limited Partner at any time during the fiscal year then ended an annual report, which shall include (a) financial statements of the Partnership, including a balance sheet, income statement and a statement of sources and applications of funds, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of a certified or independent public accountant, and, additionally, a cash flow statement which need not be prepared in accordance with generally accepted accounting principles or reported on, (b) a report of the activities of the Partnership during such fiscal year, (c) a statement of any transactions between the Partnership and the General Partner or its Affiliates, (d) a statement of fees, commissions, compensation, reimbursements and other benefits paid or accrued to the General Partner or its Affiliates for the last quarter and for such year showing the amount paid or accrued to each recipient and the services performed, (e) a statement setting forth in detail the source of any Distributions paid to the Limited Partners for or during the last quarter and such fiscal year, including the amount of Distributions made from reserves, from funds generated through operations, or from funds derived from the sale or other disposition of Partnership properties or assets, (f) a report of the activities of the Partnership during such fiscal year, and (g) a reconciliation between the annual report and the information furnished to the Limited Partners for their federal income tax returns.

         13.8 Reports of Property Acquisitions. Until the net proceeds from the sale of Interests have been invested in real properties or returned to the Limited Partners pursuant to Section 3.7 hereof, the General Partner shall send to all Limited Partners, at least quarterly, a special report of all property acquisitions within the prior quarter, which report shall describe each property so acquired and the geographic area in which such property is located. This special report shall include an itemization of all monies paid to officers, directors or Affiliates of the General Partner in connection with the purchase, a statement of the actual purchase price, including terms of the purchase, a statement of the total amount of cash expended by the Partnership to acquire each property, and a statement regarding the amount of proceeds in the Partnership which remain unexpended or uncommitted. The unexpended or uncommitted amount shall be stated in terms of both dollar amount and percentage of the total amount of the net offering proceeds of the Partnership.

         13.9 Annual Appraisal. Within 120 days following the end of each fiscal year of the Partnership, an estimate will be made by an independent appraiser of the current market value of the Partnership's portfolio of properties in the aggregate.

                                  ARTICLE XIV

                      Amendments to Partnership Agreement

         14.1 Amendments to Partnership Agreement. This Agreement may be amended at any time and from time to time in the manner provided in Section
8.3 hereof. Notwithstanding anything to the contrary in Section 8.3, in the event Treasury regulations under the 1982 Act are promulgated or the withholding provisions of the 1982 Act are amended to provide that interest payable to the Partnership is not subject to withholding tax, the General

Partner is hereby authorized in its discretion to amend this Agreement without the vote or concurrence of any of the Limited Partners to provide for the making of such distributions and allocations which will, to the extent practicable, treat the amounts withheld with respect to the income allocable to the Taxable Limited Partners (as defined below) as a cash distribution to them and to distribute to the Tax-Exempt Limited Partners (as defined below) an amount equal to the product of the withholding tax rate and their proportionate share of interest income, and in the discretion of the General Partner, to make such other amendments to this Agreement so as to fairly give effect to such regulations or amendment to the 1982 Act. Notwithstanding anything to the contrary in Section 8.3, in the event Treasury regulations under the 1982 Act are promulgated or the withholding provisions of the 1982 Act are amended to provide that while interest payable to the Partnership is subject to withholding tax, an amount equal to the distributive share of such income allocable to the Tax-Exempt Limited Partners (as defined below) is exempt from withholding tax, the General Partner is hereby authorized in its discretion to amend this Agreement, without the concurrence or vote of any of the Limited Partners, to provide for the following allocations and distributions. Each Limited Partner will be treated as having been allocated an amount equal to his allocable share of the entire amount of interest earned by the Partnership including the amount of taxes withheld by the payor of such interest to the Partnership. The tax withheld will be allocated to the capital accounts of the Taxable Limited Partners (as defined below) and will be treated as a distribution to those Partners. In addition, the General Partner, may, in its discretion make such other amendments to this Agreement so as to fairly give effect to such regulations or amendment to the 1982 Act. "Tax-Exempt Limited Partners" shall mean Limited Partners which are not subject to Federal income tax or which are exempt from the withholding requirements of the 1982 Act. "Taxable Limited Partners" shall mean Limited Partners which are not Tax-Exempt Limited Partners. If amended, the General Partner shall file, or cause to be filed, an amendment of the Certificate of Limited Partnership with the appropriate authorities, in the event that the General Partner determines the filing of such amendment to be necessary or appropriate.

                                  ARTICLE XV

                           Meetings of the Partners

         15.1 Meetings. Meetings of the Limited Partners, for any purpose, may be called by the General Partner and shall be called by the General Partner upon receipt of a request in writing signed by Limited Partners holding ten percent (10%) or more of the Interests then outstanding. Such request shall state the purpose or purposes of the proposed meeting and the business to be transacted. Such meeting shall be held at the principal office of the Partnership, or at such other place as may be designated by the General Partner. Notice of any such meeting shall be delivered to all Partners in the manner prescribed in Article XII within ten (10) days after receipt of such request and no fewer than fifteen (15) days nor more than sixty (60) days before the date of such meeting. The notice shall state the place, date, hour and purpose or purposes of the meeting. At each meeting of the Limited Partners, the Limited Partners present or represented by proxy shall adopt such rules for the conduct of such meeting as they shall deem appropriate. A list of the names and addresses of all Limited Partners (and the number of Interests held by each Limited Partner) shall be maintained as part of the books and records of the Partnership.

         15.2 Proxy. Each Limited Partner may authorize any person or persons to act for him by proxy in all matters in which a Limited Partner is entitled to participate. Every proxy must be signed by the Limited Partner or his attorney-in-fact (other than the General Partner). No proxy shall be valid after the expiration of six (6) months from the date thereof. Every proxy shall be revocable by the Limited Partner executing it.

                                  ARTICLE XVI

                           Special Power of Attorney

         16.1 Special Power of Attorney. Each Limited Partner, by his execution hereof, hereby irrevocably makes, constitutes and appoints the General Partner, with full power of substitution, his true and lawful attorney-in-fact, for him and in his name, place and stead and for his use and benefit, to make, execute, sign, acknowledge, swear to, deliver, record and file any document or instrument which may be considered necessary or desirable by the General Partner to carry out fully the provisions of this Agreement, including, without limitation, the following:

                 (a) Any amendment to this Agreement or the Certificate of Limited Partnership (including any certificate or other instrument necessary to evidence the amendment or modification of this Agreement), any separate certificate of limited partnership or amendment thereof, any certificate of doing business under an assumed name, and any other certificate, instrument or document which may be required to be filed, or which the General Partner, in its sole discretion, deems advisable to file, under the laws of any state or the regulations of any governmental agency, as well as any amendments to the foregoing; and

                 (b) Any certificate or other instrument which may be required or appropriate to effect the continuation of the Partnership, to approve the choice of and to admit any additional or Substituted Limited Partner, to dissolve and liquidate the Partnership, to reflect the return to the Limited Partners of all or a part of their respective Capital Contributions or to effect any reduction in the Partnership's capital by reason of Distributions to the Partners.

         16.2 Scope of Power of Attorney. The foregoing special power of attorney granted by each Limited Partner shall be one which:

                 (a) is a special power of attorney coupled with an interest, is irrevocable and shall survive the Bankruptcy or Incapacity of the granting Limited Partner;

                 (b) may be exercised by the General Partner or by any officer or director thereof, acting alone, for each Limited Partner by a facsimile signature or by executing any instrument with a single signature as attorney-in-fact for all Limited Partners; and

                 (c) shall survive the delivery of any transfer or assignment by a Limited Partner, as permitted pursuant to this

         Agreement, of the whole or any portion of his Interests, except that where the assignee or transferee of the Interests has been approved by the General Partner for admission to the Partnership as a Substituted Limited Partner, this special power of attorney shall survive the delivery of such assignment or transfer for the sole purpose of enabling the General Partner to execute, acknowledge and file any instrument or document necessary to effect such substitution.

         In the event of the designation of a Successor General Partner, each Limited Partner hereby irrevocably makes, constitutes and appoints the Successor General Partner his true and lawful attorney-in-fact with full powers as set forth in Section 16.1 hereof and this Section 16.2.

                                 ARTICLE XVII

                                 Miscellaneous

         17.1 Binding Effect. Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and inure to the parties hereto, their legal representatives, successors and assigns.

         17.2 Applicable Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York.

         17.3 Counterpart Signature. This Agreement may be executed in several counterparts, all of which so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

         17.4 Separability of Provisions. In the event that any sentence, paragraph, provision, section or article of this Agreement is declared by a court of competent jurisdiction to be void, such sentence, paragraph, provision, section or article shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in effect.

         17.5 Headings. Titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference. Such titles and captions shall not be construed to define, limit, extend or describe the scope of this Agreement nor the intent of any provision hereof.

         17.6 Gender and Number. Whenever required by the context hereof, the singular shall include the plural, and vice-versa; the masculine gender shall include the feminine and neuter genders, and vice-versa.

         17.7 Entire Agreement. This Agreement constitutes the entire agreement among the parties. This Agreement supersedes any prior agreement or understanding among the parties and may not be modified or amended in any manner other than as set forth herein.

         17.8 Section 48(q)(4) Election. Limited Partners which are corporations hereby authorize the General Partner in its discretion to elect on their behalf under Section 48(q)(4) of the Code, and to execute, acknowledge and file on their behalf all such documents as may be necessary or desirable in that connection.

         17.9  Acquisition Schedule; Suitability Reports.
(a) Within thirty (30) days after completion of the last acquisition of properties by the Partnership, the General Partner shall forward to the Commissioner of Corporations of the State of California a schedule, verified under penalty of perjury, reflecting (i) each acquisition made; (ii) the purchase price paid; (iii) the aggregate of all Acquisition Fees paid on each transaction; and (iv) a computation showing compliance with Rule
260.140.113.3 of the Department of Corporations of the State of California,
(b) The General Partner shall maintain records confirming that Limited Partners resident in the State of California have either (i) a net worth (exclusive of home, home furnishings and personal automobiles) of at least $75,000 and an annual gross income (without regard to investment in the Partnership) during the current tax year of at least $75,000 or (ii) a net worth (as computed above) of not less than $300,000.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Limited Partnership as of the day and year first above written.

                                                  GENERAL PARTNER:

                                                  SHEARSON/BK RESTAURANTS, INC.


                                                  By /s/ A. GEORGE KALLOP
                                                      A. George Kallop,
                                                        President

                                                  INITIAL LIMITED PARTNER


                                                  By /s/ WILLIAM M. KAHN
                                                      William M. Kahn

                                  SCHEDULE A

                                                        Capital Contribution

GENERAL PARTNER:

SHEARSON/BK RESTAURANTS, INC.   . . . . . . . . . . . .           $1,000
  Two World Trade Center
  105th Floor
  New York, New York 10048


INITIAL LIMITED PARTNER:
  William M. Kahn . . . . . . . . . . . . . . . . . . .           $1,000
  345 East 57th Street
  New York, New York  10022